Execution Version
FIRST AMENDMENT TO LOAN AGREEMENT
THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of September 3, 2024 among OAKTREE FUND ADMINISTRATION, LLC (“Agent”), the Lenders party hereto constituting Required Lenders, PINSTRIPES, INC., and PINSTRIPES HOLDINGS, INC., and the other Guarantors party hereto.
WHEREAS, reference is hereby made to the certain Loan Agreement, dated as of December 29, 2023 (as amended, supplemented, amended and restated or otherwise modified from time to time and immediately prior to the First Amendment Effective Date (as defined below), the “Existing Loan Agreement” and, as amended by this Amendment, the “Loan Agreement”; capitalized terms used but not defined herein having the meanings provided for in the Loan Agreement), among the Borrower, the Lenders party thereto and Agent; and
WHEREAS, the Borrower has requested that Agent and the Lenders make certain amendments to the terms of the Existing Loan Agreement, and Agent and the Lenders are willing to make such amendments, in each case subject to the satisfaction of the conditions and on the terms set forth herein; and
WHEREAS, the Borrower has requested to borrow a portion of Tranche 2 Term Loans on the First Amendment Effective Date which shall be used for general corporate purposes.
NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Amendments to Existing Loan Agreement. On the First Amendment Effective Date, (i) the Existing Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the Loan Agreement attached as Exhibit A hereto and (ii) Exhibit D in the Existing Loan Agreement with respect to Warrants issued on and after the date of this Amendment is replaced in entirety with the Form of Warrant attached as Exhibit B hereto.
2.Representations and Warranties. Each Obligor hereby represents and warrants to Agent and the Lenders as follows:
a.the execution and delivery of this Amendment, and the performance by each Obligor of this Amendment and the Loan Agreement has been duly authorized by all necessary actions of such Obligor, and do not and will not violate any provision of law, or any writ, order or decree of any court or Governmental Authority or agency, or any provision of the Organizational Documents of such Obligor, and do not and will not result in a breach of, or constitute a default or require any consent under, or result in the

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creation of any Lien upon any property or assets of such Obligor pursuant to, any law, regulation, instrument or agreement to which any such Obligor is a party or by which any such Person or its respective properties may be subject or bound;
b.each of this Amendment and the Loan Agreement is the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally;
c.this Amendment has been duly executed and delivered by each Obligor; and
d.immediately before and after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing or would result from the consummation of the transactions contemplated hereby.
3.Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of the following, as determined by Agent in its reasonable discretion (the date of such effectiveness, the “First Amendment Effective Date”):
a.Agent shall have received counterparts of this Amendment executed and delivered by the Borrower, each Guarantor party hereto and the Lenders;
b.Agent shall have received a solvency certificate signed by a Senior Officer of the Borrower in such capacity dated the First Amendment Effective Date on substantially the same form provided on the Closing Date;

c.Agent shall have received a certificate of each Obligor, dated the First Amendment Effective Date and executed by its Secretary or Assistant Secretary or other appropriate officer, manager or director, which shall (A) certify the resolutions of its board of directors, managers, members or other body authorizing the execution, delivery and performance of the Amendment, (B) identify by name and title and bear the signatures of the officers of such Obligor authorized to sign the Amendment, and (C) contain appropriate attachments, including (i) the certificate or articles of incorporation or organization of each Obligor certified by the relevant authority of the jurisdiction of organization of such Obligor and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Obligor from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Obligor from the appropriate governmental officer in such jurisdiction;
d.the Agent shall have received from the Borrower an executed Notice of Borrowing and such other information as the Agent requests in connection with the funding of the Tranche 2 Term Loans on or around the First Amendment Effective Date;
e.the Agent shall have received from the Borrower fully executed amendments to the Silverview Intercreditor Agreement and Granite Creek Intercreditor

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Agreement dated as of the First Amendment Effective Date allowing for the transactions contemplated by this Amendment;
f.the Agent shall have received from the Borrower a fully executed sixth amendment to the Silverview Term Loan dated as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Agent;
g.the Agent shall have received from the Borrower a fully executed Amendment to Class A Common Stock Purchase Warrants, in the form attached hereto as Exhibit C dated as of the First Amendment Effective Date;
h.before and after giving effect to this Amendment, no Default or Event of Default shall exist or have occurred and be continuing as of the First Amendment Effective Date, or would result from the making of the Tranche 2 Term Loans or from the application of the proceeds hereof;
i.all of the representations, warranties and certifications of or on behalf of the Obligors contained in Section 3 hereof and set forth in the Section 4 of the Loan Agreement or any other Loan Documents shall be true and correct in all material respects or if already qualified as to materiality, in all respects) on and as of the First Amendment Effective Date (in each case both immediately before and immediately after giving effect to this Amendment), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date; and
j.the Obligors shall have paid on or before the First Amendment Effective Date any and all fees required to be paid pursuant to this Amendment and the Loan Agreement and all Lender Expenses incurred by Agent and the Lenders in connection with this Amendment, including, without limitation, the reasonable fees and expenses of White & Case LLP, counsel to Agent.
The Obligors shall be deemed to represent and warrant to Agent that each of the foregoing conditions have been satisfied upon the release of their respective signatures to this Amendment.
4.Post-Closing Covenants.
a.Within 30 days of the First Amendment Effective Date (or such later date as the Agent shall agree in its sole discretion), any cash held in a Deposit Account (other than an Excluded Account as defined by the Security Agreement) that is not subject to a Control Agreement in favor of the Agent shall be assigned to a Deposit Account under which a Control Agreement has been executed in favor of the Agent.
b.The Obligors agree to and shall comply with the agreements set forth on Schedule 1.

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c.Within 15 days of the First Amendment Effective Date (or such later date as the Agent shall agree in its sole discretion), Agent shall have received a favorable legal opinion of Katten Muchin Rosenman LLP addressed to the Agent and the Lenders regarding such matters as the Agent and its counsel may request;
d.Within 15 days of the First Amendment Effective Date (or such later date as the Agent shall agree in its sole discretion), the Borrower shall deliver to the Agent (i) an updated Exhibit A to the Security Agreement and (ii) an updated Section 3(c) and Section 6 (Schedule 6) to the Perfection Certificate.
5.No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as expressly amended hereby, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and the other Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. On and after the First Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference in any other Loan Document (including any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment) to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended hereby. On and after the Effective Date, each reference in the Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Security Agreement, and each reference in the other Loan Documents to “the Security Agreement,” “thereunder,” “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement, as amended by this Amendment. This Amendment shall constitute a Loan Document.
6.Reaffirmation of Obligors. Each Obligor hereby consents to the amendment of the Existing Loan Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Obligor is a party is, and the obligations of such Obligor contained in the Existing Loan Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Obligor hereby confirms that (a) the existing security interests granted by such Obligor in favor of Agent pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations and (b) the existing guaranties provided by such Obligor in favor of Agent pursuant to the Loan Documents shall continue to guarantee the Obligations under the Loan Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.
7.Release. Each Obligor hereby acknowledges and agrees that, as of the date hereof: (a) neither it nor any of its Subsidiaries has any claim or cause of action against Agent or

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any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) under or pursuant to the Loan Agreement or any other Loan Document and (b) Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Obligors and all of their Subsidiaries under or pursuant to the Loan Agreement and any other Loan Document. Notwithstanding the foregoing, Agent and the Lenders wish (and the Obligors agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge Agent and the Lenders, together with their respective Affiliates, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the First Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Obligor, or the making of any Terms Loans or other advances, or the management of such Term Loans or other advances or the Collateral (collectively, the “Released Claims”). Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party which would constitute a Released Claim or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a Released Claim by any Releasor against any Released Party which would not be released hereby.
8.Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment and by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. Notwithstanding anything provided for in any of the Loan Documents, the words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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9.Complete Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Loan Agreement.
10.Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.
[signatures on next page]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER:
PINSTRIPES, INC.

By:/s/DaleSchwartz______________
Name: Dale Schwartz
Title: Chief Executive Officer

PINSTRIPES HOLDINGS, INC.

By:/s/DaleSchwartz______________
Name: Dale Schwartz
Title: Chief Executive Officer

[Signatures continued on following page.]

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AGENT:

OAKTREE FUND
ADMINISTRATION, LLC
By: Oaktree Capital Management,
L.P.
Its: Managing Member

By: __/s/ Evan Kramer______
Name: Evan Kramer
Title: Senior Vice President

By: /s/ Jacob Kramer_
Name: Jacob Kramer
Title: Managing Director

LENDERS:

OAKTREE CAPITAL
MANAGEMENT, L.P., as
investment manager on behalf of
certain funds and accounts within the
Value Equities, Global Opportunities
and Special Situations strategies

By: /s/ Evan Kramer_
Name: Evan Kramer
Title: Senior Vice President

By: /s/ Jacob Kramer__
Name: Jacob Kramer
Title: Managing Director

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~~EXECUTION VERSION~~Conformed through First Amendment to Loan Agreement
Exhibit A

Loan Agreement

[See attached]

~~19107526-5~~

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS TERM LOAN WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER OR BENEFICIAL OWNER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS TERM LOAN BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT PINSTRIPES, INC., 1150 WILLOW RD, NORTHBROOK, IL 60062, ATTN: CHIEF EXECUTIVE OFFICER

LOAN AGREEMENT
BY AND AMONG
PINSTRIPES, INC.,
as Borrower
~~BANYAN ACQUISITION CORPORATION~~PINSTRIPES HOLDINGS, INC.
as Holdings
OAKTREE FUND ADMINISTRATION, LLC
as Agent for the Lenders
and
THE LENDERS PARTY HERETO

19327555-3
~~19107526-5~~#127774957v10<AMERICAS> - Exhibit A to First Amendment - Pinstripes_Oaktree - Loan Agre...docx

TABLE OF CONTENTS
Page
Section 1              TERM LOANS AND TERMS OF REPAYMENT    1
1.1        Term Loans    1
1.2    Payments    2
1.3        Interest Rates    5
1.4        Fees and Reimbursement of Expenses    5
1.5        Maximum Interest    5
1.6        Loan Account; Account Stated    6
1.7        Application of Payments and Collections    6
1.8    Collateral    6
1.9    Taxes    6
1.10        Increased Cost; Capital Adequacy    10
Section 2             TERM AND TERMINATION    11
2.1    Term    11
2.2        Termination; Effect of Termination    11
i

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Section 3    CONDITIONS PRECEDENT    12
3.1        Closing Conditions    12
Section 4             BORROWER’S REPRESENTATIONS AND WARRANTIES    14
4.1        Existence and Rights; Predecessors    14
4.2    Authority    14
4.3    Litigation    14
4.4        Financial Condition; Disclosure    15
4.5    Taxes    15
4.6        Material Agreements    15
4.7        Title to Assets; Intellectual Property    16
4.8        Compliance With Laws    16
4.9        Business and Collateral Locations    16
4.10    ERISA    16
4.11        Labor Relations    16

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4.12        Anti-Terrorism Laws; Sanctions    16
4.13        Capital Structure    17
4.14        Perfection Certificate    17
4.15        Accounts and Other Payment Rights    17
4.16        Validity, Perfection and Priority of Security Interests    17
4.17        Permits, Licenses and Other Approvals    18
4.18        No Broker Fees    18
4.19        Food Safety Laws    18
4.20        Environmental Compliance    19
4.21        Senior Indebtedness    19
4.22        Liquor License Subsidiaries    19
4.23    Reserved    19
4.24        Business Combination    20
4.25        Material Non-Public Information    20

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Section 5             AFFIRMATIVE COVENANTS    20
5.1    Notices    20
5.2        Maintenance of Rights and Properties    20
5.3        Performance and Compliance with Material Contracts    20
5.4        Visits and Inspections    20
5.5    Taxes    21
5.6        Financial Statements and Other Information    21
5.7        Lender Calls    23
5.8        Compliance with Laws    23
5.9        Financial Covenants    23
5.10        Maintenance of Insurance    23
5.11        Covenant to Guarantee Obligations and Give Security    24
5.12        Further Assurances    25
5.13        Compliance with Environmental Laws    25

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5.14        Post-Closing Actions    26
5.15        Additional Warrants.    27
5.16        Holdings Public Listing. .    28
Section 6             NEGATIVE COVENANTS    28
6.1        Fundamental Changes    28
6.2        Conduct of Business; Asset Transfers    28
6.3        Debt; Liens    28
6.4        Loans; Advances; Investments    30
6.5    Distributions    30
6.6    ERISA    31
6.7        Tax and Accounting Matters    31
6.8        Restrictive Agreements    31
6.9        Transactions with Affiliates    31
6.10        Amendments to Material Contracts    31
v

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6.11        Prepayment of Debt    31
6.12        Sale-Leasebacks    31
6.13        Restrictions on Transfer of Material Intellectual Property    31
6.14        Amendments to Debt Documents    32
6.15        Liquor License Subsidiaries    32
6.16        Passive Holding Company    32
6.17        Cash Holding    32
Section 7             EVENTS OF DEFAULTS; REMEDIES    33
7.1        Events of Default    33
7.2    Remedies    35
7.3        Cumulative Rights; No Waiver    36
7.4        Application of Payments    36
Section 8             GENERAL PROVISIONS    37
8.1        Accounting Terms    37

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8.2        Certain Matters of Construction    37
8.3        Power of Attorney    37
8.4        Notices and Communications    38
8.5        Performance of Obligors’ Obligations    38
8.6    Agent    38
8.7        Successors and Assigns    42
8.8        General Indemnity    43
8.9        Interpretation; Severability    44
8.10        Indulgences Not Waivers    44
8.11        Modification; Counterparts; Electronic Signatures    44
8.12        Governing Law; Consent to Forum    45
8.13        Waiver of Certain Rights    45
8.14    Confidentiality    45
8.15        Board Appointment and Observers    46

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8.16        Survival of Representations and Warranties.     47
8.17        Division/Series Transactions    47
8.18        No Advisory or Fiduciary Responsibility.    48
8.19        PATRIOT Act.    48
Schedules

Terms Schedule

Definitions Schedule

Schedule 1.1: Commitments

Schedule 6.3: Existing Debt/Liens

Schedule 6.8: Restrictive Agreements

Exhibits

Exhibit A: Form of Notice of Borrowing

Exhibit B: Closing Documents Checklist

Exhibit C-1 to C-4: US Tax Compliance Certificates

Exhibit D: Form of Warrant

~~viii~~

~~19107526-5~~

LOAN AGREEMENT
THIS LOAN AGREEMENT (together with all schedules and exhibits hereto from time to time, and as amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, this “Agreement”) is entered into this 29th day of December, 2023, among PINSTRIPES, INC., a Delaware corporation, as borrower (the “Borrower”), ~~BANYAN ACQUISITION CORPORATION, a Delaware corporation, which will become party to this Agreement upon consummation of the Business Combination and concurrent with the Business Combination shall amend its name to be~~ PINSTRIPES HOLDINGS, INC. ~~as holdings~~, a Delaware corporation (“Holdings”), OAKTREE FUND ADMINISTRATION, LLC, as Agent for the Lenders (in such capacity, and together with any successor agent, the “Agent”) and the financial institutions and other institutional investors from time to time party hereto as lenders (the “Lenders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Terms Schedule or the Definitions Schedule annexed hereto, as applicable. All schedules and exhibits annexed hereto, as well as the Perfection Certificate, are incorporated herein and made a part hereof.
TERM LOANS AND TERMS OF REPAYMENT
Term Loans.
Subject to the terms and conditions of this Agreement, (i) each Tranche 1 Term Lender severally agrees to make a Tranche 1 Term Loan to the Borrower on the Closing Date in an amount equal to such Tranche 1 Term Lender’s Tranche 1 Term Loan Commitment and (ii) during the Tranche 2 Term Loan Availability Period, the Tranche 2 Term Lenders may elect, in their sole discretion, to make the Tranche 2 Term ~~Loan~~Loans to the Borrower in ~~a single funding in an~~any number of separate fundings up to a maximum aggregate principal amount equal to $~~40,000,000~~50,000,000; provided that after giving effect to such Term Borrowings, the Total Outstandings shall not exceed the Aggregate Commitments. Upon funding, the Tranche 2 Term Loans shall form a single tranche of Term Loans with the Tranche 1 Term Loan and shall be treated as one tranche hereunder in all respects. In the event that the Tranche 2 Term Lenders notify the Agent of their election to provide the Tranche 2 Term Loans during the Tranche 2 Term Loan Availability Period, the Agent shall promptly provide written notice (or telephonic notice promptly confirmed in writing) to the Borrower no later than three (3) Business Days in advance of the requested borrowing. Amounts borrowed under this Section 1.1(a) and repaid or prepaid may not be reborrowed and any amount drawn in respect of the Tranche 2 Term Loans may only be borrowed one time.
The proceeds of the Tranche 1 Term Loans shall be used solely by the Borrower (A) for general corporate purposes and (B) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement (including without limitation the Business Combination). The proceeds of the Tranche 2 Term Loans to be borrowed on the First Amendment Effective Date shall be used for general corporate purposes. The proceeds of all other Tranche 2 Term Loans shall be used solely by the Borrower to refinance, terminate, and

~~1~~

~~19107526-5~~

repay all outstanding amounts under and in respect of the Silverview Term Loan and to pay fees and expenses incurred in connection therewith to the extent required by Oaktree Fund Administration, LLC. In no event may the proceeds of the Term Loans be used to purchase or to carry, or to reduce, retire or refinance any other Debt incurred other than repayment contemplated under this Section 1.1(b), to purchase or carry, any margin stock, as defined by Regulation U of the Board of Governors of the Federal Reserve System, or for any related purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Term Loans and interest accruing thereon shall be evidenced by the records of the Agent (including the Loan Account) and by the Note(s).
Payments.
All payments with respect to any of the Obligations shall be made to the Agent for the account of the Lenders in United States dollars on the date when due, in immediately available funds, without any offset or counterclaim. Except where evidenced by Notes or other instruments made by the Borrower to a Lender specifically containing payment provisions in conflict with this Section 1.2 (in which event the conflicting provisions of such instruments shall govern and control), the Obligations shall be due and payable as follows:
On the Termination Date, the Borrower shall pay the aggregate unpaid principal amount of the Term Loans. Further, to the extent not previously paid, accrued and unpaid interest (if any), and any fees and expenses payable in accordance with the terms of the Loan Documents, shall be due and payable immediately upon the Termination Date together with, in the event of the occurrence of the Termination Date pursuant to clause (ii) of the definition thereof, the Make-Whole Amount.
Interest accrued on the principal balance of the Term Loans shall be due and payable in accordance with Section 1.3 on (x) the last Business Day of each March, June, September and December (each, an “Interest Payment Date”), in arrears, computed for the period from and including the previous Interest Payment Date (or the Closing Date, in the case of the first Interest Payment Date occurring after the Closing Date) to but excluding such Interest Payment Date, with the first Interest Payment Date after the Closing Date to occur on March 29, 2024; and (y) the Termination Date; and
The balance of the Obligations requiring the payment of money, if any, shall be due and payable as and when provided in the Loan Documents, or, if the date of payment is not specified in the Loan Documents, within five (5) Business Days’ after receipt by the Borrower of written demand therefor.
Mandatory Prepayments.
Immediately upon the occurrence of a Change of Control, the Borrower shall prepay all of the outstanding Obligations, plus the Make-Whole Amount;

~~2~~

~~19107526-5~~

Immediately upon the receipt by any Obligor of any Net Proceeds from the incurrence of any Debt (other than Debt permitted to be incurred or issued pursuant to Section 6.3), the Borrower shall prepay the Obligations in an amount equal to 100% of the Net Proceeds from such incurrence of Debt plus the Make-Whole Amount;
Immediately upon the occurrence of any asset dispositions (other than a Permitted Asset Disposition pursuant to clause (a) of the definition thereof) with Net Proceeds in excess of $250,000 in the aggregate in any Fiscal Year, the Borrower agrees to prepay the Obligations in an amount equal to 100% of the Net Proceeds from such asset dispositions plus the Make-Whole Amount; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower shall have the option, upon notice in writing to the Agent, to reinvest all or any portion of such Net Proceeds in a maximum amount of up to $500,000 in the aggregate in any Fiscal Year and up to $1,000,000 over the term of this Agreement, within one hundred eighty (180) days following receipt of same, to acquire assets useful in the Borrower’s business;
Immediately upon any Obligor suffering an Event of Loss of any property with Net Proceeds in excess of $100,000 in the aggregate in any Fiscal Year, the Borrower shall prepay the Obligations in an amount equal to 100% of the Net Proceeds from such Event of Loss (to the extent of such excess) plus the Make-Whole Amount; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower shall have the option, upon notice in writing to the Agent, to reinvest all or any portion of such Net Proceeds, within one hundred eighty (180) days following receipt of same, (i) in the amount necessary to repair or replace the property damaged, lost, destroyed or taken in such Event of Loss or, (ii) in a maximum amount of up to $500,000 in the aggregate in any Fiscal Year and up to $1,000,000 over the term of this Agreement, to otherwise acquire property useful in the Borrower’s business;
In the event that either (i) the registration statement for the resale of the shares of common stock underlying the Warrants has not been filed within 60 days after the Closing Date, or (ii) Holdings does not take commercially reasonable efforts to make such registration statement effective within 270 days after the Closing Date, the Borrower shall immediately prepay all of the

~~3~~

~~19107526-5~~

outstanding Obligations, plus the Make-Whole Amount, if any; and
Each prepayment of the Obligations pursuant to the foregoing provisions of Section 1.2(a)(iv)(A)-(E) shall be applied in accordance with Section 1.7.
Notwithstanding anything in this Section 1.2(a)(iv) to the contrary, no prepayment required pursuant to Section 1.2(a)(iv) shall be required unless and until (x) with respect to mandatory prepayments pursuant to Sections 1.2(a)(iv)(A), (B), (D), (E) and (F), all outstanding amounts under and in respect of the Silverview Term Loan have been repaid in full and (y) with respect to mandatory prepayments pursuant to Section 1.2(a)(iv)(C), the First Priority Obligations Payment Date (as defined in the Silverview Intercreditor Agreement) and the First Priority Obligations Payment Date (as defined in the Granite Creek Intercreditor Agreement) shall have occurred).
The Borrower may voluntarily prepay, in whole or in part, the Obligations at any time upon not less than thirty (30) days’ (or such shorter period as maybe agreed to by the Agent in writing) written notice (which such notice may state that it is subject to the completion of certain conditions as specified therein, including, without limitation, the consummation of a sale of substantially all of the assets of, or all of the outstanding Equity Interests in, the Borrower or a refinancing of the Obligations hereunder, in which case such notice may be revoked by the Borrower (by written notice to the Agent on or prior to the specified effective date) if such conditions are not satisfied) to the Agent and the Lenders, plus the Make-Whole Amount.
Whenever any payment of any Obligations shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest thereon shall continue to accrue and shall be payable for the period pending receipt of the payment at the rate (or rates) otherwise applicable under this Agreement. If any amount applied to the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such amount had not been made or received. The provisions hereof shall survive the Termination Date and payment in full of the Obligations.
Without limiting any other provision contained in this Agreement with respect to the payment of the Make-Whole Amount in connection with the payment of all or any portion of the Obligations prior to the Stated Maturity Date, in the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Stated Maturity Date, for any reason, including (i) termination upon the election of the Agent or the Lenders to terminate after the occurrence and during the continuation of an Event of Default, (ii) foreclosure and sale of Collateral, (iii) sale of the Collateral in any Insolvency Proceeding, or (iv) restructuring, reorganization, or compromise of the Obligations by the confirmation of a plan of

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reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Agent and the Lenders or profits lost by the Agent and the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Agent and the Lenders, the Borrower shall pay to the Agent and the Lenders, the Make-Whole Amount. The parties hereto expressly agree that (I) the Make-Whole Amount and other fees referenced herein are intended to be liquidated damages (and not unmatured interest), are reasonable under the circumstances, and are the product of an arm’s length transaction between sophisticated business people ably represented by counsel, (II) all such fees shall be payable notwithstanding the then prevailing market rates at the time payment is made, (III) there has been a course of conduct between the Agent and the Lenders and the Obligors giving specific consideration in this transaction for such agreement to pay the Make-Whole Amount and all such other fees referenced in this Agreement, and (IV) the Borrower and the other Obligors shall be estopped hereafter from claiming differently than as agreed to in this Section 1.2(c). The Borrower expressly acknowledges that its agreement to pay the Make-Whole Amount and other fees referenced herein to the Lenders as herein described is a material inducement for the Lenders to make the Loans in exchange for the consideration therefor.
Interest Rates. Each Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the sum of (x) 12.5%, payable at the Borrower’s election (by written notice three Business Days prior to the applicable Interest Payment Date) either in cash or in kind; provided that (i) interest payable in respect of any period following December 31, 2024 shall be paid in cash and (ii) if there is a Default or Event of Default that has occurred and is continuing, interest shall be paid in cash plus (y) 7.5%, payable at the Borrower’s election (by written notice three Business Days prior to the applicable Interest Payment Date) either in cash or in kind; provided that if there is a Default or Event of Default that has occurred and is continuing, interest shall be paid in cash. Any interest paid in kind shall accrue and be capitalized and added to the outstanding principal balance of the Term Loans on each Interest Payment Date. From and after each applicable Interest Payment Date, the outstanding principal amount of the Term Loans shall without further action by any party hereto be deemed to be increased by the aggregate amount of interest that is paid in kind so capitalized and added to the Term Loans in accordance with the immediately preceding sentence. All interest chargeable under this Agreement shall be computed on the basis of the actual number of days elapsed in a year of 360 days. At any time that an Event of Default exists, upon written notice by the Agent to the Borrower, the principal amount of the Obligations outstanding shall bear interest at the Default Rate.
Fees and Reimbursement of Expenses. In addition to any other fees, expenses or other amounts payable by the Borrower to the Agent and/or the Lenders, including, but not limited to, those pursuant to Section 8.8:
The Borrower shall pay to the Agent for the account of itself or the Lenders, as applicable, the fees set forth in Item 5(a) of the Terms Schedule; and

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The Borrower shall reimburse the Agent and each Lender for all Lender Expenses and all other expenses as set forth in Item 5(b) of the Terms Schedule.
All fees shall be fully earned by the Agent and each Lender, as applicable, when due and payable; except as otherwise set forth herein or required by applicable law, shall not be subject to rebate, refund or proration; are and shall be deemed to be for compensation for services; and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. All amounts chargeable to the Borrower under this Section 1.4 shall be Obligations secured by the Collateral, shall be payable on demand to the Agent or the Lenders, as applicable, and shall bear interest from the date such demand is made until paid in full at the rate applicable to the Term Loan from time to time.
Maximum Interest. In no event shall the aggregate of all amounts that are contracted for, charged or received by the Agent and the Lenders pursuant to the terms of the Loan Documents and that are deemed interest under applicable law exceed the highest rate permissible under any applicable law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any interest is charged or received in excess of the maximum rate allowable under applicable law (“Excess”), the Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to the Borrower, it being the intent of the parties hereto not to enter into a usurious or other illegal relationship. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein).
Loan Account; Account Stated. The Agent shall maintain for its books an account (the “Loan Account”) evidencing the Obligations resulting from the Term Loans, including the amount of principal and interest payable from time to time hereunder. Any failure of the Agent to make an entry in the Loan Account, or any error in doing so, shall not limit or otherwise affect the agreement of the Borrower to repay the Obligations in accordance with the Loan Documents. The entries made in the Loan Account shall constitute rebuttably presumptive evidence of the information therein, provided that if a copy of information contained in the Loan Account is provided to an Obligor, or an Obligor inspects the Loan Account at any time, then the information contained in the Loan Account shall be conclusive and binding on such Obligor for all purposes, absent manifest error, unless such Obligor notifies the Agent in writing within thirty (30) days after such Obligor’s receipt of such copy or such Obligor’s inspection of the Loan Account that it disputes the information contained therein.
Application of Payments and Collections. All payments pursuant to Sections 1.2(iv) and 1.2(v) shall be applied to the outstanding principal amount of Term Loans. Any payments of interest, fees, costs and expenses shall be applied to satisfy such obligations. All other payments and collections received at any time hereafter against the Obligations not otherwise specified in this Section 1.7 shall be applied as directed by the Borrower; provided that if the Borrower has not specified the manner in which such funds are to be applied, the Agent

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may apply such funds in a manner it deems advisable; provided, further, that application of payments is subject to the last paragraph of Section 1.2(a)(iv).
Collateral. All of the Obligations shall be secured by a continuing security interest and Lien upon the Collateral as and to the extent provided in the Security Agreement and the other Security Documents and subject to the terms of the Closing Date Intercreditor Agreements.
Taxes.
Defined Terms. For purposes of this Section 1.9, the term “Applicable Law” includes FATCA.
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law any Other Taxes or timely reimburse the Agent for the payment of Other Taxes.
Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any

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Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.7(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).
Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 1.9, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
Status of Lenders.
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section 1.9) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower, any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
executed copies of IRS Form W-8ECI;
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date

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on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 1.9 (including by the payment of additional amounts pursuant to this Section 1.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such

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refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
Survival. Each party’s obligations under this Section 1.9 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Increased Cost; Capital Adequacy.
If any Change in Law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto and the result of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any loan or of maintaining its obligation to make any such loan or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in Section 1.10 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay

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such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Failure or delay on the part of any Lender to demand compensation pursuant to this Section 1.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 1.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Survival. Each party’s obligations under this Section 1.10 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
TERM AND TERMINATION
Term. Subject to the Lenders’ right to cease making Term Loans and other extensions of credit to the Borrower at any time on or after the Termination Date, each Lender’s Commitment shall become effective on the date of this Agreement (subject to satisfaction of the conditions set forth in Section 3 hereof) and shall expire on the Termination Date.
Termination; Effect of Termination.
Each Lender may terminate its Commitment, without notice, at any time that an Event of Default exists. Such Commitment shall automatically terminate upon the occurrence of an Event of Default resulting from the commencement of an Insolvency Proceeding by or against the Borrower or any other Obligor.
The aggregate Tranche 1 Term Loan Commitments shall be automatically and permanently reduced to zero on the Closing Date upon the making of the Tranche 1 Term Borrowing on the Closing Date (after giving effect thereto).
CONDITIONS PRECEDENT
Closing Conditions.
The obligation of each Lender to make a Term Loan on the Closing Date hereunder is subject to satisfaction or waiver by the Agent of the following conditions precedent:

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the Borrower and each other Person that is to be a party to any Loan Document shall have executed and delivered each such Loan Document, all in form and substance satisfactory to the Agent;
the Borrower shall cause to be delivered to the Agent the documents described in Item 7 of the Terms Schedule, each in form and substance satisfactory to the Agent;
the Agent shall have received from the Borrower an executed Notice of Borrowing and such other information as the Agent requests in connection with the funding of the Term Loans on the Closing Date;
no Default or Event of Default shall exist (whether before or after giving effect to the funding of the Term Loans on the Closing Date);
all representations and warranties made by any Obligor in any of the Loan Documents, or otherwise in writing to the Agent, shall be true and correct in all material respects (or, if already qualified as to materiality, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date;
subject to Section 5.14, all actions necessary to establish the Agent will have a valid, second priority Lien (subject only to Permitted Liens subject to the terms of the Closing Date Intercreditor Agreements) in the Collateral as required by law or the Loan Documents shall have been taken;
since April 30, 2023, no Material Adverse Effect shall have occurred the Agent and the Lenders shall have received all legal and business due diligence materials (including, without limitation, copies of any and all third party due diligence reports), and such materials shall be satisfactory to the Agent or such Lender, as applicable, in their sole discretion, and the Agent and the Lenders shall have completed their respective legal and business due diligence investigations with results satisfactory to the Agent or such Lender, as applicable, in their sole discretion;
the Borrower shall have satisfied such additional closing conditions as are set forth in Item 8 of the Terms Schedule;
the Business Combination shall have been consummated or, substantially concurrently with the Tranche 1 Term Borrowing under this Agreement, shall be consummated;

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the applicable Warrants shall have been issued and delivered pursuant to Section 5.15(a);
the Agent and Lenders shall receive confirmation that amendments and/or waivers to the loan documentation evidencing the Existing Indebtedness are effective to allow for the execution of this Agreement, the incurrence of the Term Loans under this Agreement and the Liens created under the Security Documents and shall have received executed copies thereof;
The Convertible Notes shall have been satisfied in full upon conversion into common stock of Holdings in connection with the Business Combination;
Provide evidence satisfactory to the Agent and Lenders that Holdings is in compliance with Section 8.15; and
the Closing Date Intercreditor Agreements shall be executed and delivered by the Agent and Lenders under this Agreement and the agent and lenders under the Existing Indebtedness.
The making of any Tranche 2 Term Loan is subject to the following conditions precedent (which the Borrower shall comply with upon receipt of a notice from the Agent in accordance with Section 1.1):
the applicable Warrants shall have been issued and delivered pursuant to Section 5.15(b);
(x) with respect to the Tranche 2 Term Loans to be borrowed on the First Amendment Effective Date, the Borrower shall use such borrowing for general corporate purposes and (y) with respect to all other Tranche 2 Term Loans, (a) the Borrower shall concurrently repay all outstanding amounts under and in respect of the Silverview Term Loan to the extent required by Oaktree Fund Administration, LLC, (b) all commitments to extend credit under the Silverview Term Loan, if any, to lend or make other extensions of credit thereunder shall have been concurrently terminated and (c) the Agent shall have received customary payoff letters and all documents or instruments necessary to release all Liens and guarantees securing the Silverview Term Loan; and
an intercreditor agreement (or similar arrangement) shall be executed and delivered by the Agent and Lenders under this Agreement and the agent and lenders under the Granite Creek Capital Lease Facility, which shall be in form and substance satisfactory to the Agent and the Lenders.

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The obligation of each Lender to make any Term Loans (including any Term Loans made on the Closing Date and Tranche 2 Term Loans following the Closing Date) are subject to the following conditions precedent:
the representations and warranties of the Obligors contained in Section 4 or any other Loan Document shall be true and correct in all material respects (or if already qualified as to materiality, in all respects) on and as of the date of such Term Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date;
~~other than in respect of Tranche 2 Term Loans,~~ no Default or Event of Default shall have occurred and be continuing, or would result from the making of such Term Loan or from the application of the proceeds hereof; and
the Agent shall have received from the Borrower an executed Notice of Borrowing in accordance with the requirements hereof.
Each and every request by the Borrower for a Term Loan shall constitute a representation and warranty that the conditions specified in clauses (i) through (iii) of this Section 3.1(c) (as applicable) have been satisfied on and as of the date that each such Term Loan is made.
BORROWER’S REPRESENTATIONS AND WARRANTIES
To induce the Lenders to enter into this Agreement and to extend credit, each of the Borrower and Holdings makes the following representations and warranties:
Existence and Rights; Predecessors. Each Obligor is an entity as described in the Perfection Certificate, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified or licensed to transact business in all places where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect; has the right and power to enter into and discharge all of its obligations under the Loan Documents, each of which constitutes a legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally; and has the power, authority, rights and franchises to own its property and to carry on its business as presently conducted. Except as may be otherwise described in the Perfection Certificate, during the five (5) year period prior to the date of this Agreement, no Obligor has been a party to any merger, consolidation or acquisition of all or substantially all of the assets or equity interests of any other Person and has not changed its legal status or the jurisdiction in which it is organized.
Authority. The execution, delivery and performance of the Loan Documents by the Borrower and each other Obligor executing any Loan Document have been duly authorized by all necessary actions of such Person, and do not and will not violate any provision of law, or

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any writ, order or decree of any court or Governmental Authority or agency, or any provision of the Organizational Documents of such Person, and do not and will not result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject or bound.
Litigation. Except as disclosed in writing to the Agent prior to the Closing Date, there are no actions or proceedings pending, or to the knowledge of any Obligor, threatened, against any Obligor or their respective Subsidiaries before any court or administrative agency, and no Obligor has any knowledge or belief of any pending, threatened or imminent governmental investigations or claims, complaints, actions or prosecutions involving any Obligor or their respective Subsidiaries, in each case, that would reasonably be expected to have a Material Adverse Effect. No Obligor or their respective Subsidiaries is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority that would reasonably be expected to have a Material Adverse Effect.
Financial Condition; Disclosure.
All financial statements and information relating to the Borrower and the other Obligors and their respective Subsidiaries which have been delivered to the Agent have been prepared in accordance with GAAP, unless otherwise stated therein, and fairly present the Borrower’s and each other Obligor’s and their respective Subsidiaries financial condition, as applicable. There has been no material adverse change in the financial condition of the Borrower or any other Obligor and their respective Subsidiaries since the date of the most recent of such financial statements submitted to the Agent. No Obligor or their respective Subsidiaries has knowledge of any material liabilities, contingent or otherwise, that are not reflected in such financial statements and information. No Obligor or their respective Subsidiaries has entered into any special commitments or contracts that are not reflected in such financial statements or is aware of any information that that would reasonably be expected to have a Material Adverse Effect. The Borrower and each other Obligor and their respective Subsidiaries is, and after consummating the transactions described in the Loan Documents will be, Solvent.
No information provided by or on behalf of the Borrower or any other Obligor or their respective Subsidiaries in any Loan Document or in any document, instrument or other writing furnished to the Lenders by or on behalf of any Obligor in connection with the transactions contemplated in any Loan Document, as of the date such information is provided, does or will contain any untrue material statement of fact, when taken as a whole, or will omit to state any such fact (of which any executive officer of any Obligor or their respective Subsidiaries has knowledge) necessary to make the information provided by or on behalf of any Obligor and their respective Subsidiaries not misleading in any material respect. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

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Taxes. Each Obligor and their respective Subsidiaries has filed all U.S. federal income and all other material tax returns that it is required to file, and has paid all Taxes shown on said returns as well as all other Taxes due and payable to the extent that such Taxes are not being Properly Contested; and no Obligor or any of its Subsidiaries is subject to any Tax Liens and has not received any notice of deficiency or other official notice to pay any Taxes that remain unpaid.
Material Agreements. No Obligor or any of its Subsidiaries is a party to any agreement or instrument adversely affecting its business, assets, operations or condition, nor is any Obligor or any of its Subsidiaries in default in the performance, observance or fulfillment of any material obligations, covenants or conditions contained in any such agreement or instrument where such default would reasonably be expected to have a Material Adverse Effect.
Title to Assets; Intellectual Property. Each Obligor and their respective Subsidiaries has good title to its assets (including those shown or included in its respective financial statements) or leasehold title as to leased assets or rights as to licenses and the same are not subject to any Liens other than Permitted Liens. Each Obligor and their respective Subsidiaries possesses all necessary Intellectual Property rights and licenses to conduct business as now operated, without any known conflict with the rights of others, including items described in the Perfection Certificate.
Compliance With Laws. Each Obligor, their respective Subsidiaries and their respective properties, business operations and leaseholds are in compliance in all respects with all applicable laws, except such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect.
Business and Collateral Locations. Each Obligor’s chief executive office, principal place of business, office where such Obligor’s business records are located and all other places of business of such Obligor are as described in the Perfection Certificate; and, except as otherwise described in the Perfection Certificate, none of the Collateral is in the possession of any Person other than the applicable Obligor.
ERISA. Except as disclosed in writing to the Agent prior to the Closing Date, no Obligor has any Plan. No Plan established or maintained by any Obligor had, has, or is expected to have a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA), and no material liability to the Pension Benefit Guaranty Corporation has been, or is expected by any Obligor to be, incurred with respect to any such Plan by such Obligor. No Obligor is required to contribute to or is not contributing to a Multiemployer Plan and has no withdrawal liability to any Plan, nor has any reportable event referred to in Section 4043(b) of ERISA occurred that has resulted or could result in liability of any Obligor; and no Obligor has any reason to believe that any other event has occurred that has resulted or would result in liability of any Obligor as set forth above.

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Labor Relations. Except as disclosed in writing to the Agent prior to the Closing Date, neither any Obligor nor any of their respective Subsidiaries is a party to or bound by any collective bargaining agreement, management agreement or consulting agreement. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Obligor’s or any of their respective Subsidiaries’ employees, or, to any Obligor’s knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.
Anti-Terrorism Laws; Sanctions. Neither any Obligor nor any of their respective Affiliates is in violation of any anti-terrorism law, including (but not limited to) the PATRIOT Act, engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any anti-terrorism law, including (but not limited to) the PATRIOT Act; or is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any anti-terrorism law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated with a Person listed above. Neither any Obligor nor any of their respective Subsidiaries or Affiliates conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224. Each Obligor and each of its respective Subsidiaries and Affiliates is in compliance with Sanctions and with AML Laws. The Borrower will not use the advances of the Term Loans or the proceeds thereof in violation of any Sanctions, otherwise make such funds available to any Sanctions Target, or use any part of the proceeds of the Term Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977. None of the Obligors, any of their Subsidiaries or any of their respective directors or officers, nor, to their knowledge, any of their respective Affiliates, employees or agents, is a Sanctions Target.
Capital Structure. As of the date hereof, the Perfection Certificate sets forth the correct name of each Obligor and each Subsidiary of each Obligor, its jurisdiction of organization and the percentage of its Equity Interests owned by such Obligor, the identity of each Person owning any Equity Interests of any Obligor, and the number or percentage of Equity Interests owned by each such Person. Each Obligor has good title to all of the Equity Interests it purports to own in each of its Subsidiaries, free and clear of any Lien other than Permitted Liens.

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Perfection Certificate. All of the representations and warranties in the Perfection Certificate are true and accurate on the date of this Agreement.
Accounts and Other Payment Rights. Each Account, Instrument, Chattel Paper, Payment Intangible and other writing constituting any portion of the Collateral in an amount exceeding $100,000 (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy or similar laws relating to creditors’ rights; (b) is not subject to any reduction or discount, defense, setoff, claim or counterclaim of a material nature against any Obligor except as stated on the invoice applicable thereto or as to which such Obligor has notified the Agent in writing; (c) is not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which any Obligor has notified the Agent in writing; (d) arises from a bona fide sale of goods or delivery of services in the Ordinary Course of Business and in accordance with the terms and conditions of any applicable contract or agreement; and (e) is free of all Liens other than Permitted Liens.
Validity, Perfection and Priority of Security Interests. The Liens in favor of the Agent provided pursuant to the Security Documents are valid and perfected first priority security interests in the Collateral (subject only to Permitted Liens), and all filings and other actions required by the Loan Documents to perfect the Liens on such Collateral have been taken on the Closing Date or shall be taken as promptly as practicable following the Closing Date.
Permits, Licenses and Other Approvals. Holdings, the Borrower and each of its Subsidiaries have all power and authority, and have all permits, licenses, accreditations, certifications, authorizations, approvals, consents, notifications, certifications, registrations, exemptions, variances, qualifications and other rights, privileges and approvals required under applicable laws, to which any Obligor is subject, of all Governmental Authorities and other Persons necessary or required for it (a) to own the assets that it now owns, (b) to carry on its business as now conducted, and (c) to execute, deliver and perform the Loan Documents to which it is a party, except, in the case of the foregoing clauses (a) and (b), where the failure to obtain such permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements would not reasonably be expected to have a Material Adverse Effect.
No Broker Fees. Except as disclosed to the Agent by the Borrower on or prior to the Closing Date, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby. Each Obligor and each of its Subsidiaries agrees to indemnify the Agent and the Lenders against, and agrees that it will hold the Agent and the Lenders harmless from any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable and documented out of pocket attorneys’ fees) arising in connection with any such claim, demand or liability.
Food Safety Laws. (a) The operations of each Obligor and each of its Subsidiaries are and have been in compliance in all material respects with all applicable Food Safety Laws, including obtaining, maintaining and complying with all permits, licenses, or other approvals

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required by any Food Safety Law; (b) in the five years prior to the date of this Agreement and on and after the Closing Date, no written notice, request for information, order, complaint or penalty has been received by an Obligor or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened in writing which allege a violation of or liability under any Foods Safety Laws, in each case relating to an Obligor or any of its Subsidiaries which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (c) each Obligor’s and each of its Subsidiaries’ recordkeeping practices comply in all material respects with the requirements of the Food Safety Laws, including FDA regulations implementing the Public Health Security and Bioterrorism Preparedness and Response Act of 2002; (d) each Obligor and each of its Subsidiaries have practices in place intended to ensure continuing compliance with the safety and labeling requirements of applicable Food Safety Laws, including, to the extent applicable to such Obligor and its Subsidiaries, requirements related to sanitary transportation, supplier verification, hazard analysis and critical control points, food safety plans, food defense, current good manufacturing practices, sanitation standard operating procedures, temperature control, environmental monitoring, food additives, and menu labeling; (e) to the knowledge of each Obligor and each of its Subsidiaries, all of the food products produced or sold by the Borrower and each of its Subsidiaries (i) have been properly handled and stored and are properly manufactured, packaged and labeled and fit for human consumption or other intended use, (ii) are not and have not been adulterated, misbranded or otherwise violative within the meaning of the United States Federal Food, Drug, and Cosmetic Act as amended, and any regulations promulgated thereunder, or under any other Food Safety Laws, and (iii) bear and have borne all required warning statements and allergen declarations; (f) each Obligor and each of its Subsidiaries have, in a timely manner, filed with the applicable Governmental Authorities all required reports, including reports involving serious injury related by a reasonable probability to the consumption of any product; (g) no Obligor, nor any of its Subsidiaries have received notice from the FDA, TTB or any other Governmental Authority, or has knowledge, that there are any circumstances existing which would be reasonably likely to lead to any enforcement action or loss of, or refusal to renew, any permit, license, or approval related to the making of or sale of any food or alcohol product; and (h) there is not currently, and has not been during the past three (3) years preceding the Closing Date, nor is there under consideration or investigation by any Obligor or any of its Subsidiaries, any seizure, withdrawal, recall, suspension or detention of any product manufactured or sold by any Obligor or any of its Subsidiaries (a “Recall”) nor, to the knowledge of any Obligor or any of its Subsidiaries, is there any investigation or proceeding by the FDA, TTB, USDA, or any other Governmental Authority seeking any such Recall or enforcement action.
Environmental Compliance. The operations and properties of each Obligor and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Obligor or any of its Subsidiaries or any of their properties that would have a

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Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.
There are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Obligor or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Obligor or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Obligor or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Obligor or any of its Subsidiaries.
Neither any Obligor nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Obligor or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Obligor or any of its Subsidiaries.
Senior Indebtedness. The Obligations constitute “senior indebtedness” (or a term of similar import) of the Obligors under any Debt permitted hereunder that is subordinated in right of payment or in right of collateral recovery, in each case, to the Obligations.
Liquor License Subsidiaries. None of the Liquor License Subsidiaries owns any material assets or property other than a liquor license.
Reserved.
Business Combination. The registration statement on Form S-4 filed in connection with the Business Combination does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading and the final proxy statement/prospectus filed in connection with the Business Combination does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.
~~4.25 Material Non-Public Information. None of the information that has been provided to the Agent, the Lenders or any of their respective officers, directors, employees, attorneys, representatives or agents by or on behalf of any Obligor constitutes material non-public information, except any such information that will be, and is in fact, publicly disclosed by~~

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~~Holdings in a Current Report on Form 8-K not later than four business days following the Closing Date.~~
AFFIRMATIVE COVENANTS
At all times prior to the Termination Date and payment in full of the Obligations, each of Holdings (on and after the consummation of the Business Combination) and the Borrower covenants that it shall, and shall cause each of its Subsidiaries to:
Notices. Notify the Agent, promptly (and in any event, within three (3) Business Days) after any Obligor’s obtaining knowledge thereof, of (i) any Default or Event of Default; (ii) the commencement of any action, suit or other proceeding against, or any demand for arbitration with respect to, any Obligor (x) in which the amount of damages claimed is $250,000 or more or (y) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document; (iii) the occurrence or existence of any default or event of default by an Obligor under the Silverview Term Loan, the Granite Creek Capital Lease Facility or any other agreement relating to Debt for money borrowed exceeding $250,000; (iv) any alleged violation in any material respect of any Food Safety Laws; or (v) any other event or transaction which has or would reasonably be expected to have a Material Adverse Effect. Notice to Agent shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or Holdings or to the website of the Securities and Exchange Commission or any successor thereto and written notice of such posting has been delivered to the Agent.
Maintenance of Rights and Properties. Maintain and preserve all rights, franchises and other authority adequate, in all material respects, for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption; and maintain and preserve its existence.
Performance and Compliance with Material Contracts. At the expense of such Obligor or such Subsidiary, as applicable, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under all of its Material Contracts, to the extent the failure to perform or comply with such provisions, covenants and promises would be materially adverse to the Agent or the Lenders hereunder.
Visits and Inspections. Permit representatives of the Agent, as often as may be reasonably requested (provided, so long as no Default or Event of Default exists, the Borrower shall have no obligation to reimburse the Agent for any costs and expenses for more than one visit per Fiscal Year), but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to the Borrower to: visit and inspect properties of the Obligors and each of their respective Subsidiaries; inspect, audit and make extracts from each Obligor’s Books, including all records relating to any Collateral; and discuss with each of its officers, employees and independent accountants Obligors’ and their respective Subsidiaries’ business, financial conditions, business prospects and results of operations.

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Taxes. Pay and discharge all material Taxes prior to the date on which such Taxes become delinquent or any penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested. If requested by the Agent, each Obligor shall provide proof of payment or, in the case of withholding or other employee taxes, deposit funds required by applicable law and shall deliver to the Agent copies of all income tax returns (and amendments thereto) within thirty (30) days following the filing thereof.
Financial Statements and Other Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, consistently applied, reflecting all its financial transactions; and cause to be prepared and furnished to the Agent the following:
as soon as available and in any event within ninety (90) days after the close of each Fiscal Year, audited balance sheets of Holdings and its Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders’ equity and cash flow, on a consolidated basis, certified without any going concern or other material qualification, by a firm of independent certified public accountants of recognized national standing selected by the Borrower but reasonably acceptable to the Agent (it being agreed that Ernst & Young shall be deemed to be acceptable to the Agent) and setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year;
as soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter of the Borrower, unaudited balance sheets of Holdings and its Subsidiaries as of the end of such fiscal quarter and the related unaudited statements of income and cash flow for such fiscal quarter and for the portion of Holdings’ Fiscal Year then elapsed, on a consolidated basis, and setting forth in each case in comparative form the figures for the previous Fiscal Year and certified by the principal financial officer of the Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Holdings and its Subsidiaries for such quarter subject only to changes from year-end adjustments and except that such statements need not contain notes;
upon the occurrence of a Default or Event of Default, as soon as available and in any event within thirty (30) days after the close of each fiscal month, (a) a monthly income statement and a calculation of EBITDA as of the end of such fiscal month, (b) a monthly consolidated cash balance report detailing Holdings’ and its Subsidiaries’ cash balances as of the end of such fiscal month, and (c) a monthly report summarizing key performance indicators and operational performance figures to be reasonably requested by the Agent, in each case on a consolidated basis and setting forth in each case in comparative form the corresponding consolidated figures for the comparable fiscal month in the preceding Fiscal Year;
concurrently with the delivery of the financial statements described in clauses (i) and (iii) of this Section, or more frequently if requested by the Agent during any period that an Event of Default exists, a Compliance Certificate;

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copies of any material regular, periodic and special reports or registration statements or prospectuses which the Obligors file with any Governmental Authority;
within ninety (90) days after the end of each Fiscal Year, annual financial projections of Holdings and its Subsidiaries for the following Fiscal Year on a consolidated basis, in form reasonably satisfactory to the Agent, of monthly and quarterly consolidated balance sheets and statements of income or operations and cash flows and detailing assumptions made in the build-up of such budget;
all reporting with respect to the Collateral as provided in the Security Agreement and the other Security Documents;
promptly following any request therefor, (a) such other information regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Obligors, or compliance with the terms of the Loan Documents, as the Agent or any Lender (through the Agent) may from time to time reasonably request, (b) information reasonably requested by the Agent regarding any planned or potential Restaurants, (c) information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws or (d) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and
promptly after the sending, filing, receipt or delivery thereof, as applicable, copies of material notices received from, or reports or other information or material notices furnished to the agent or any lender under the Silverview Term Loan or Granite Creek Capital Lease Facility.
Notwithstanding the foregoing, the obligations under clauses (i), (ii) and (iii) of this Section 5.6 with respect to delivery of financial information of Holdings and its Subsidiaries may be satisfied by furnishing Holdings’ Form 10-K or 10-Q (or any comparable or successor form), as applicable, as filed with the SEC.

Notwithstanding any other requirement of this Agreement or any other Loan Document, upon the written request of any Lender (so long as such written request is in effect, a “Public Lender”), Holdings will not, and will cause each of its subsidiaries and Affiliates and its and each of their respective officers, directors, employees, attorneys, representatives and agents to not, provide such Public Lender with any material nonpublic information regarding Holdings or any of its subsidiaries or Affiliates without the express prior written consent of such Public Lender. Notwithstanding anything to the contrary herein or any other Loan Document, any information provided to any Public Lender or the Agent by Holdings, its subsidiaries, Affiliates, and its and each of their respective officers, directors, employees, attorneys, representatives and agents, to the extent Holdings is a public company, (x) to the extent such information is filed with any securities regulator or stock exchange to the authority of which Holdings may become

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subject from time to time, shall be deemed to be public information (“Public Information”) and (y) any other information shall be deemed material nonpublic information (“Private Information”). For the avoidance of doubt, the failure of any of the Borrower or any Guarantor to provide any notice or communication otherwise required hereunder or under any other Loan Document to any Public Lender solely as a result of the Borrower’s or such Guarantor’s compliance with this paragraph and because such notice or communication would contain or constitute Private Information shall not constitute or be considered a breach or violation of, or a Default or Event of Default under, this Agreement or any other Loan Document. At any time any Public Lender may deliver written notice to Holdings notifying Holdings that it no longer wishes to be a Public Lender (a “Public Lender Notice”), at which time it will cease to be a Public Lender until such time as it delivers another written request to become a Public Lender. The Public Lender Notice shall not apply retroactively, and the Agent shall have no liability with respect to any material nonpublic information regarding Holdings or any of its subsidiaries or Affiliates shared by the Agent with any Lender prior to the Agent’s receipt of such Public Lender Notice. Notwithstanding anything to the contrary in this paragraph, Agent and Lenders acknowledge and agree that each Board Appointee and Board Observer will receive Private Information; provided, however, that, except with the Agent’s express prior written consent, Holdings will not, and will cause each of its subsidiaries and Affiliates and its and each of their respective officers, directors, employees, attorneys, representatives and agents to not, provide to any Board Observer any Private Information that would cause such Board Observer and/or the Agent or the Agent’s Affiliates to become subject to any special or other blackout periods or other trading restrictions imposed by Holdings or its subsidiaries except for the customary quarterly blackout periods associated with the release of financial information that end not later than the second trading day following the date Holdings’ and its subsidiaries’ financial results are publicly disclosed and any other blackout periods and trading restrictions applicable generally to independent members of the Board.

Lender Calls. Conduct quarterly conference calls with the management of the Borrower, the Agent and the Lenders to discuss the financial performance and operations of Holdings and its Subsidiaries for the most recently ended fiscal quarter.
Compliance with Laws. Comply with all applicable laws (including but not limited to the PATRIOT Act and the Food Safety Laws), and all other laws regarding the collection, payment and deposit of Taxes, and shall obtain and keep in full force and effect any and all governmental approvals necessary to the ownership of its properties or the conduct of its business and shall promptly report any non-compliance to the Agent, except, in each case, to the extent such non-compliance would not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect.
Financial Covenants. Comply with all of the Financial Covenants.
Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (including, without limitation, business interruption insurance) with responsible and reputable insurance companies or associations in such amounts and covering

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such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Holdings, the Borrower or such Subsidiary operates.
Covenant to Guarantee Obligations and Give Security. In each case subject to the terms of the Closing Date Intercreditor Agreements, upon (x) the request of the Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Obligor or (z) the acquisition of any property by any Obligor, and such property, in the judgment of the Agent, shall not already be subject to a perfected security interest in favor of the Agent for the benefit of the Lenders, then in each case at the Obligors’ expense and in each case, to the extent required under the terms of the Security Documents:
in connection with the formation or acquisition of a Subsidiary, within thirty (30) days (or such later date as the Agent may agree in writing) after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Agent, guaranteeing the other Obligor’s obligations under the Loan Documents, within thirty (30) days (or such later date as the Agent may agree in writing) after (A) such request, furnish to the Agent a description of the real and personal properties of the Obligors and their respective Subsidiaries in detail reasonably satisfactory to the Agent and (B) such formation or acquisition, furnish to the Agent a description of the real and personal properties of such Subsidiary or the real and personal properties so acquired, in each case in detail reasonably satisfactory to the Agent, within thirty (30) days (or such later date as the Agent may agree in writing) after (A) such request or acquisition of property by any Obligor, duly execute and deliver, and cause each Obligor to duly execute and deliver, to the Agent such additional mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to the Agent, securing payment of all the Obligations of such Obligor under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Subsidiary, duly execute and deliver and cause such Subsidiary and each Obligor acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to, the Agent, securing payment of all of the obligations of such Subsidiary or Obligor, respectively, under the Loan Documents, within thirty (30) days (or such later date as the Agent may agree in writing) after such request, formation or acquisition, take, and cause each Obligor and each newly acquired or newly formed Subsidiary to take, whatever action (including, without

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limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.11, enforceable against all third parties in accordance with their terms, upon the request of the Agent, within thirty (30) days (or such later date as the Agent may agree in writing) of such acquisition, formation or request, deliver to the Agent a signed copy of a favorable opinion, addressed to the Agent and the other Lenders, of counsel for the Obligors reasonably acceptable to the Agent as to (1) the matters contained in clauses (i), (iii) and (iv) above and (2) such other customary matters as the Agent may reasonably request;
as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Agent in its sole discretion, to the Agent with respect to each parcel of real property owned or held by each Obligor and each newly acquired or newly formed Subsidiary, title reports, surveys and, to the extent available, engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Agent, provided, however, that to the extent that any Obligor or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Agent, and at any time and from time to time, promptly execute and deliver, and cause each Obligor and each newly acquired or newly formed Subsidiary to execute and deliver, any and all further instruments and documents and take, and cause each Obligor and each newly acquired or newly formed Subsidiary to take, all such other action as the Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.
Further Assurances. Take such further actions as the Agent shall reasonably request from time to time in connection herewith to evidence or give effect to this Agreement and the other Loan Documents and any of the transactions contemplated hereby. Promptly after the Agent’s request therefor, the Obligors shall execute or cause to be executed and delivered to the Agent such instruments, assignments, title certificates or other documents as are necessary under the UCC or other applicable law to perfect (or continue the perfection of) the Agent’s Liens upon the Collateral and shall take such other action as may be reasonably requested by the Agent to give effect to or carry out the intent and purposes of this Agreement.
Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits

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necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither any Obligor nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.
Post-Closing Actions.
No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree in its sole discretion), deliver a Control Agreement (or an amendment or amendment and restatement of the Control Agreement to the extent a Control Agreement is already in place) for each Deposit Account (other than any Excluded Account (as such term is defined in the Security Agreement)) maintained by any Obligor as of the Closing Date.
No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree in its sole discretion), deliver a Collateral Access Agreement (or an amendment or amendment and restatement of the Collateral Access Agreement to the extent a Collateral Access Agreement is already in place) for each leased property or other location where Collateral is stored or located at any time.
No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree its sole discretion), deliver to the Agent insurance certificates and related endorsements for the applicable insurance policies, evidencing (i) the addition of the Agent and its successors and assigns, as additional insured and/or lender loss payee, as applicable, under the applicable insurance policies and (ii) that the Agent and its successors and assigns, will be given notice of any cancellation of each applicable insurance policy, in each case, in form and substance reasonably satisfactory to the Agent.
No later than ten (10) days after the Closing Date (or such later date as the Agent shall agree in its sole discretion), deliver to Silverview Credit Partners LP, as agent pursuant to the Silverview Term Loan original copies of the stock certificate representing 100% of the issued and outstanding Equity Interests of the Borrower held by Holdings and related stock power (the “Borrower Equity Collateral”), all in form and substance reasonably satisfactory to Silverview Credit Partners LP; provided, however, on and after the funding date of the Tranche 2 Term Loans~~,~~ (other than the Tranche 2 Term Loans funded on the First Amendment Effective Date), no later than ten (10) days after such funding date (or such later date as the Agent shall agree in its sole discretion), deliver the Borrower Equity Collateral to Agent in such form and substance acceptable to Agent.
No later than one (1) Business Day after the Closing Date (or such later date as the Agent shall agree in its sole discretion), deliver to Agent a certificate of Holdings and

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the Borrower, executed by its Secretary or Assistant Secretary or other appropriate officer, manager or director, which shall contain appropriate attachments with respect to Holdings and the Borrower effective on and after the consummation of the Business Combination, which shall (A) certify the resolutions of its board of directors, managers, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Obligor authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including (i) the certificate or articles of incorporation or organization of Holdings and Borrower certified by the relevant authority of the jurisdiction of organization of Holdings and Borrower and a true and correct copy of its by-laws, or other organizational or governing documents, and (ii) a good standing certificate for each of Holdings and Borrower from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for Holdings and Borrower from the appropriate governmental officer in such jurisdiction.
Additional Warrants.
On the Closing Date, Holdings shall grant to Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, a Warrant to Purchase Common Stock, dated as of the funding date of the Tranche 1 Term Loan, executed by the Borrower in favor of Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, for 2,500,000 shares of common stock of Holdings, at an exercise price equal to $0.01 per share, in the form attached as Exhibit D hereto, provided, however, in the event that the volume-weighted average price per share of Holdings’ common stock during the period commencing on the 91st day after Closing and ending 90 days thereafter is less than $8.00 per share, Holdings shall grant to Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies a Warrant to Purchase Common Stock, dated as of the 181st day after the Closing Date, executed by the Borrower in favor of Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, for 187,500 shares of common stock of Holdings, at an exercise price equal to $0.01 per share, in the form attached as Exhibit D hereto, provided, however, that if the volume-weighted average price per share of Holdings’ common stock during the period commencing on the 91st day after Closing and ending 90 days thereafter is less than $6.00 per share, Holdings shall instead grant to Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, a Warrant to Purchase Common Stock, dated as of the 181st day after the Closing Date, executed by the Borrower in favor of Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, for 412,500 shares of common stock of Holdings, at an exercise price equal to $0.01 per share, in the form attached as Exhibit D hereto.

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Upon the closing of each portion of the Tranche 2 Term Loan, Holdings shall ~~grant~~issue to Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, a Warrant to Purchase Common Stock, dated as of the funding date of the Tranche 2 Term Loan, executed by the Borrower in favor of Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, for ~~1,750,000~~a number of shares of Class A common stock of Holdings~~, at an exercise price equal to $0.01 per share, in the form attached as Exhibit D hereto, provided, however, that if the volume-weighted average price per share of Holdings’ common stock during the period commencing on the 91st day after Closing and ending 90 days thereafter is less than $6.00 per share, upon the closing of the Tranche 2 Term Loan, Holdings shall instead grant to Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, a Warrant to Purchase Common Stock, dated as of the funding date of the Tranche 2 Term Loan, executed by the Borrower in favor of Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, for 1,900,000 shares of common stock of Holdings,~~ equal to the product of (i) 2,912,500 multiplied by (ii) the quotient of (A) the total amount funded at such closing divided by (B) the maximum amount that may be funded as part of the Tranche 2 Term Loan, at an exercise price equal to $0.01 per share, in the form attached as Exhibit D hereto. Notwithstanding the foregoing, solely with respect to the Warrant to be issued in connection with the Tranche 2 Term Loans to be borrowed on the First Amendment Effective Date, Holdings shall, in lieu of issuing such Warrant on the First Amendment Effective Date, (i) not later than the First Amendment Effective Date, submit to the New York Stock Exchange a Supplemental Listing Application in respect of the shares of Class A common stock of Holdings issuable upon exercise of the Warrants issuable in connection with the Tranche 2 Term Loan and (ii) within one (1) Business Day following receipt of the applicable authorization from the New York Stock Exchange, issue the Warrant, dated as of such date, to be issued in connection with the Tranche 2 Term Loans to be borrowed on the First Amendment Effective Date.
Holdings Public Listing. Holdings shall maintain the public listing of its common stock on NASDAQ or NYSE.
NEGATIVE COVENANTS
At all times prior to the Termination Date and payment in full of the Obligations, Holdings shall not (solely with respect to Section 6.16), the Borrower shall not, and shall not permit any of its Subsidiaries to:
Fundamental Changes. Merge, reorganize, or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions (other than merger or consolidation of any Subsidiary of the Borrower with and into (a) the Borrower or (b) another subsidiary of Borrower that is an Obligor); change its federal employer identification number, organizational identification

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number or state of organization, its legal name or relocate its chief executive office or principal place of business without in each case having first provided thirty (30) days prior written notice to the Agent; amend, modify or otherwise change any of the terms or provisions in any of its Organizational Documents or the Organizational Documents of any of its Subsidiaries, except for changes that do not affect in any way such Obligor’s authority to enter into and perform the Loan Documents to which it is a party, the perfection of the Agent’s Liens on any of the Collateral, or its authority or obligation to perform and pay the Obligations; or create any Subsidiary other than in accordance with Section 5.11 or acquire all or substantially all of the assets or Equity Interests of another Person, except for Permitted Acquisitions.
Conduct of Business; Asset Transfers. Sell, lease, transfer or otherwise dispose of any of its assets (including any Collateral) other than a Permitted Asset Disposition; suspend or otherwise discontinue all or any material part of its business operations; or engage in any business other than the business engaged in by it on the Closing Date and any business that is a reasonable extension thereof, including any business that is supplemental, complementary, incidental, ancillary or otherwise related to the business engaged in by it on the Closing Date (collectively, the “Core Business”), without the prior written consent of the Agent.
Debt; Liens. Create, incur or suffer to exist (i) any Lien on any of its assets other than Permitted Liens, or (ii) any Debt, including any guaranties or other contingent obligations, other than the following:
the Obligations;
the Permitted Revolving Debt;
Debt for accrued payroll and Taxes incurred in the Ordinary Course of Business, in each case so long as payment thereof is not past due and payable unless, in the case of Taxes, such Taxes are being Properly Contested;
the Permitted Capital Lease Debt;
Debt under performance, surety, statutory, appeal bonds or other similar bonds in the Ordinary Course of Business;
subordinated preferred equity financing, so long as (i) no Default or Event of Default has occurred or would result from the incurrence of such subordinated preferred equity, (ii) such subordinated preferred equity is subordinated to the Obligations, (iii) the documentation governing such subordinated preferred equity does not contain any restrictive covenants on any Obligor or any Subsidiary and is on terms otherwise satisfactory to the Lenders, (iv) such subordinated preferred equity matures no earlier than the ninety-first (91st) day after the Stated Maturity Date, and (v) such Debt shall not require any payments (other than payment in kind) or be subject to any prepayment, redemption or repurchase (other than customary change of control provisions), and no Obligor or Subsidiary shall make any payments

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(other than payment in kind) in respect of such subordinated preferred equity, prior to the date that is ninety-one (91) days after the Stated Maturity Date;
[reserved];
[reserved];
Debt in respect of credit cards, credit card processing services, debit cards, store value cards, commercial cards (including purchase cards, procurement cards or p-cards) of the Borrower entered into in the Ordinary Course of Business or in respect of netting services and overdraft protections in connection with deposit and other bank accounts entered into in the Ordinary Course of Business;
Debt as a result of the existence of any worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance claims, guaranties or similar obligations incurred in the Ordinary Course of Business (in each case other than for or constituting an obligation for money borrowed);
obligations (including reimbursement obligations in respect of letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and similar instruments and performance and completion guarantees and similar obligations incurred in the Ordinary Course of Business (in each case other than for or constituting an obligation for money borrowed);
Debt arising pursuant to appeal bonds or similar instruments required in connection with judgments that do not result in an Event of Default;
Debt consisting of the financing of insurance premiums incurred in the Ordinary Course of Business;
Debt and Liens existing on the Closing Date and listed on Schedule 6.3;
Debt in respect to the Silverview Term Loan in an aggregate principal amount outstanding at any time not to exceed the amount specified in clauses (a) and (b) of the definition of First Lien Cap Amount as set forth in the Silverview Intercreditor Agreement; provided, however, in the event Lenders elect not to make the Tranche 2 Term Loan (not including the Tranche 2 Term Loans funded on the First Amendment Effective Date) to Borrower on or prior to the expiration of the Tranche 2 Term Loan Availability Period, the Borrower shall be permitted, no earlier than 12 months prior to the Stated Maturity Date (as defined in the Silverview Term Loan as in effect on the Closing Date), so long as no Default or Event of Default has occurred and is continuing, to request consent from the Lenders to refinance the Silverview Term Loan with a Conforming Financing, and in connection therewith, the Lenders shall either (i) consent to such Conforming Financing, (ii) agree to provide to the Borrower financing on the same terms and conditions as such Conforming Financing or (iii) not consent to such Conforming Financing , in which case such Conforming Financing shall not be

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permitted under this Agreement; provided that, in the event the Lenders do not consent to such Conforming Financing (and, for the avoidance of doubt, do not agree to provide financing on the same terms and conditions as such Conforming Financing), the Borrower shall have the right, until the Stated Maturity Date (as defined in the Silverview Term Loan as in effect on the Closing Date), so long as no Default or Event of Default has occurred and is continuing, to repay all of the outstanding Obligations, plus the Modified Make-Whole Amount (provided, however, that the Borrower may not benefit from the Modified Make-Whole Amount in the event that an Insolvency Proceeding (i) is commenced against any Obligor or any of their respective Subsidiaries or (ii) is commenced by any Obligor or any of their respective Subsidiaries); and
Debt in respect to the Granite Creek Capital Lease Facility in an aggregate principal amount outstanding at any time not to exceed the amount specified in clauses (a) and (b) of the definition of First Lien Cap Amount as set forth in the Granite Creek Intercreditor Agreement.
the Alcoholic Beverage License Security Debt.
Loans; Advances; Investments. Make any loans or advances or other transfers of property to any Person or make any capital contribution or other investment in any Person, except the following:
reimbursement of expenses to officers or employees in the Ordinary Course of Business;
transfers by a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower that is an Obligor; and
transfers to the Lenders pursuant to the Loan Documents.
Distributions. Declare or make any Distribution, other than (a) Distributions by any Subsidiary of the Borrower to the Borrower and (b) Distributions by the Borrower to Holdings, the proceeds of which shall be used solely (i) to pay franchise Taxes, other similar Taxes (other than franchise or similar Taxes imposed in lieu of income Taxes) and other fees and expenses required to maintain its corporate existence or the corporate existence of the Borrower and the Subsidiaries of the Borrower and (ii) to pay Holdings’ operating costs and expenses incurred in the Ordinary Course of Business and other corporate overhead costs and expenses (including board member fees and administrative, legal, accounting and similar expenses provided by third parties), incurred in the Ordinary Course of Business and attributable to the ownership or operations of the Borrower and its Subsidiaries; provided that in the event that the proceeds of Distributions made in accordance with this clause (b)(ii) that are not applied by Holdings for the purposes permitted hereunder within 15 Business Days of initial Distribution exceed $500,000 in the aggregate, Holdings shall deposit all proceeds of Distributions under this clause(b)(ii) in a Deposit Account subject to a Control Agreement.

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ERISA. Withdraw from participation in, permit any full or partial termination of, or permit the occurrence of any other event with respect to any Plan maintained for the benefit of the Obligors’ employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to any entity which provides funds for such Plan; or withdraw from any Multiemployer Plan described in Section 4001(a)(3) of ERISA which covers the Obligors’ employees.
Tax and Accounting Matters. File or consent to the filing of any consolidated income tax return with any Person other than one of its Subsidiaries; make any significant change in accounting treatment or reporting practices, except as required by GAAP; or establish a fiscal year different than the Fiscal Year.
Restrictive Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of the Borrower’s or the other Obligors’ obligations under this Agreement or the other Loan Documents, other than as set forth on Schedule 6.8 hereto.
Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the Ordinary Course of Business and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.
Amendments to Material Contracts. Directly or indirectly, amend, modify, waive, terminate or supplement (or permit the modification, amendment, waiver, termination or supplement of) any Material Contract in any manner materially adverse to such Obligor or such Subsidiary or in any manner materially adverse to the Agent or the Lenders hereunder.
Prepayment of Debt. At any time, directly or indirectly, voluntarily prepay any Debt (other than (i) the Obligations, (ii) the Silverview Term Loan solely with the proceeds of the Tranche 2 Term Loans~~,~~ (other than Tranche 2 Term Loans funded on the First Amendment Effective Date), subject to the terms of the Silverview Intercreditor Agreement and (iii) the Granite Creek Capital Lease Facility, subject to the terms of the Granite Creek Intercreditor Agreement), or voluntarily repurchase, redeem, retire or otherwise acquire any Debt of any Obligor or any of its Subsidiaries, except (a) for any Obligor or any of its Subsidiaries may make any such prepayments by converting or exchanging any such Debt to Equity Interests (other than Disqualified Equity Interest) of the Borrower, and (b) to the extent permitted under the applicable intercreditor or subordination arrangement applicable thereto, if any, regularly scheduled principal and interest payments in respect of Debt permitted under Section 6.3.
Sale-Leasebacks. Directly or indirectly enter into a Sale-Leaseback Transaction.

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Restrictions on Transfer of Material Intellectual Property. Directly or indirectly convey, sell, lease, assign, dispose of or otherwise transfer (by investment or otherwise) any material Intellectual Property or the Equity Interests of any Subsidiary that owns any material Intellectual Property to any Person that is not an Obligor without the Agent’s prior written consent (it being understood that that any Intellectual Property owned by or used in the operation of the restaurant business of Holdings and its Subsidiaries and any franchisees, including, without limitation, trade secrets, recipes and brand names, shall be considered material Intellectual Property).
Amendments to Debt Documents. Enter into any amendment, waiver or modification of any of the Permitted Revolving Debt Documents or any documentation evidencing any Debt permitted pursuant to Sections 6.3(o) or 6.3(n) of this Agreement (x) to the extent such amendment, waiver or modification would be prohibited by the terms of the Closing Date Intercreditor Agreements or any other applicable intercreditor or subordination arrangements applicable thereto, (y) to the extent such amendment, waiver or modification would otherwise be materially adverse to the Agent and the Lenders and (z) without delivering a copy of such documentation to the Agent.
Liquor License Subsidiaries. No Liquor License Subsidiary shall own any material assets or property other than a liquor license.
Passive Holding Company.
In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Borrower, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as owner of the Equity Interests of the Borrower and reporting related to such matters, (iv) the performance of its obligations under and in connection with the Loan Documents and any documentation governing other Debt expressly permitted by this Agreement (except that Holdings shall not be a primary obligor (as distinguished from a guarantor) of any Debt), (v) any public filing or registration requirements in respect of its common stock, including the ability to incur costs, fees and expenses related thereto, (vi) incurring fees, costs and expenses relating to overhead and general operations including professional fees for legal, tax and accounting matters, (vii) activities incidental to the consummation of the Transactions and (viii) activities incidental to the businesses or activities described in clauses (i) through (vii) of this Section 6.16.

Cash Holding. Hold any cash or Cash Equivalents other than in Deposit Accounts at financial institutions approved by the Agent and the Lenders; provided that all such Deposit Accounts (other than any Excluded Account (as such term is defined in the Security Agreement)) shall be subject to a Control Agreement.

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EVENTS OF DEFAULTS; REMEDIES
Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an Event of Default under this Agreement and the Loan Documents:
The Borrower or any other Obligor shall fail to pay (i) when and as required to be paid herein, any amount of principal of any Term Loan or (ii) within three (3) Business Days after the same shall become due, interest on any Term Loan, any fee or any other Obligations payable hereunder or pursuant to any other Loan Document;
Any Obligor fails or neglects to perform, discharge, keep or observe (i) any covenant contained in Sections 5.1, 5.6, 5.7, 5.9, 5.11, 5.12, 5.14, 5.16, 6, or Item 9 on the date that the Obligors are required to perform, keep or observe such covenant (subject to any applicable time period set forth in such Sections); or (ii) any other covenant contained in this Agreement or any covenant or undertaking by it in any other Loan Document if the breach of such other covenant is not cured to the Agent’s satisfaction within thirty (30) days after the sooner to occur of any Senior Officer’s receipt of notice of such breach from the Agent or the date on which such failure or neglect first becomes known to any Senior Officer, provided that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant that is not capable of being cured at all or within such thirty (30) day period or that is a willful and knowing breach by the Borrower or any other Obligor;
Any representation or warranty made by the Borrower or any other Obligor herein or in any other Loan Document, or which is contained in the any certificate, document or financial or other statement by the Borrower or any other Obligor, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been untrue in any material respect when made or deemed made;
An Insolvency Proceeding (i) is commenced against any Obligor or any of their respective Subsidiaries and is not dismissed within forty-five (45) days thereafter, or (ii) is commenced by any Obligor or any of their respective Subsidiaries;
There is entered against any Obligor or any of their respective Subsidiaries (i) one or more judgments or orders for the payment of money in an aggregate amount exceeding $500,000 (as such amount is reduced to the extent covered by insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, such judgments or orders remain unvacated and unpaid until either (A) enforcement proceedings are commenced by any creditor upon any such judgment or order or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, is not in effect;

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Any Obligor or any of their respective Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) in respect of any Debt (other than the Obligations) having an aggregate principal amount of more than $500,000, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or any other event occurs, and such event continues for more than the grace period, if any, therein specified, the effect of which is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity (other than in respect of any such secured Debt that becomes due solely as a result of the sale, transfer or other disposition of the property or assets securing such Debt);
Any Obligor or any of their respective Subsidiaries revokes or attempts to revoke the guaranty signed by any Guarantor; repudiates or disputes any Guarantor’s liability thereunder; is in default under the terms thereof; or fails to confirm in writing, promptly after receipt of the Agent’s written request therefor, any Guarantor’s ongoing liability under the guaranty in accordance with the terms thereof;
A Reportable Event (consisting of any of the events set forth in Section 4043(b) of ERISA) shall occur which the Agent, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if the Borrower or any other Obligor is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower’s, or such other Obligor’s complete or partial withdrawal from such Multiemployer Plan;
Any Obligor or any of their respective Subsidiaries shall challenge in any action, suit or other proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to the Agent, or any of the Loan Documents, or any Lien granted thereunder, ceases to be in full force or effect for any reason other than a full or partial waiver or release by the Agent in accordance with the terms thereof;
Any Obligor shall be required to register as an “investment company” under the Investment Company Act of 1940, as amended;
The Obligors, taken as a whole, shall cease to operate their business in the same manner as such Obligors’ business is conducted as of the Closing Date, except to the extent permitted by Section 6.1;
There occurs any uninsured loss to any material portion of the Collateral;

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A Change of Control shall occur, or any other event or condition exists that has a Material Adverse Effect;
Any Obligor assigns, or purports to assign, all, or any portion, of its rights or obligations under any Loan Document, except to the extent such assignment shall be permitted by Section 6.1; or
The occurrence of any “Event of Default” under the Silverview Term Loan, any other “Loan Agreement” as defined in the Silverview Term Loan or any Replacement Senior Loan Documents.
Remedies. Upon or after the occurrence of an Event of Default, the Agent may, in its discretion, without notice to or demand upon any Obligor, do any one or more of the following:
Declare all Obligations, whether arising pursuant to this Agreement or otherwise, due, whereupon the same shall become without further notice or demand (all of which notice and demand each Obligor expressly waives) immediately due and payable (other than with respect to Events of Default occurring under Section 7.1(d), in which case, for the avoidance of doubt, no notice or demand shall be required and all Obligations shall be automatically and immediately due and payable), and the Borrower shall pay to the Agent for the account of the Lenders the entire aggregate outstanding principal amount of and accrued and unpaid interest on the Term Loans and other Obligations, plus the Make-Whole Amount, plus attorneys’ fees and its court costs if such principal, interest and fees are collected by or through an attorney-at-law;
Cease advancing money or extending credit to or for the benefit of the Borrower under this Agreement or under any other agreement between the Borrower and the Lenders or terminate any Commitments of the Lenders hereunder;
Notify Account Debtors or lessees of the Obligors that the Accounts have been assigned to the Agent and that the Agent has a security interest therein, collect them directly, and charge the collection costs and expenses to the Loan Account;
Subject to the terms of the Closing Date Intercreditor Agreements, take immediate possession of any Collateral, wherever located; subject to the terms of the Closing Date Intercreditor Agreement, require the Obligors to assemble the Collateral, at the Obligors’ expense, and make it available to the Agent at a place designated by the Agent which is reasonably convenient to both parties; and enter any premises where any of the Collateral may be located and keep and store the Collateral on said premises until sold (and if said premises are the property of an Obligor, then such Obligor agrees not to charge the Agent for storage thereof);
Subject to the terms of the Closing Date Intercreditor Agreements, sell or otherwise dispose of all or any part of the Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sales, with such notice as may be required by applicable law, in lots or in bulk, for cash or on credit, all as the Agent in its

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discretion may deem advisable; and each Obligor agrees that any requirement of reasonable notice to such Obligor or any other Obligor of any proposed public or private sale or other disposition of Collateral by the Agent shall be deemed satisfied if such notice is given at least ten (10) days prior thereto, and such sale may be at such locations as the Agent may designate in said notice; and
Subject to the terms of the Closing Date Intercreditor Agreements, petition for and obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of any or all of the Collateral and business of the Borrower and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.
Subject to the terms of the Closing Date Intercreditor Agreements, solely in connection with the exercise of the such remedies, the Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of compensation to any Obligor or any other Person) any or all of the Obligors’ patents, trademarks, trade names and copyrights and all of the Obligors’ computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and the Obligors’ rights under all licenses and franchise agreements shall inure to the Agent’s benefit. The proceeds realized from any sale or other disposition of any Collateral may be applied first to any expenses incurred by the Agent and the Lenders and then to the remainder of the Obligations, in such order of application as the Agent may elect in its discretion, with the Borrower and all other Obligors remaining liable for any deficiency. Interest shall continue to accrue for a period of two (2) Business Days after receipt of any proceeds of Collateral to allow for collection.
Cumulative Rights; No Waiver. All covenants, conditions, warranties, guaranties, indemnities and other undertakings of any Obligor in any of the Loan Documents shall be deemed cumulative, and the Agent and the Lenders shall have all other rights and remedies not inconsistent herewith as provided under the UCC, or other applicable law. No exercise by the Agent or the Lenders of one right or remedy shall be deemed an election, and no waiver by the Agent or the Lenders of any Default or Event of Default on one occasion shall be deemed to be a continuing waiver or applicable to any other occasion. No delay by the Agent or the Lenders shall constitute a waiver, election or acquiescence by the Agent or the Lenders in any failure by the Borrower to strictly to comply with its obligations under the Loan Documents.
Application of Payments. Except to the extent provided for in Sections 1.7 and 7.2 hereof, subject to the terms of the Closing Date Intercreditor Agreements, any amounts received by the Agent and the Lenders shall be applied by the Agent (and each Obligor hereby affirmatively consents to any such application) in connection with any enforcement action as follows:
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts then due and payable to the Agent;

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second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts then due and payable to the Lenders arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
third, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans then due and payable, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;
fourth, to the payment in full of all other Obligations then due and payable, in each case ratably among the Agent and the Lenders based upon the respective aggregate amounts of all such Obligations then due and payable owing to them in accordance with the respective amounts thereof then due and payable; and
Lastly, to the Obligors or who may otherwise be legally entitled to same.
GENERAL PROVISIONS
Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited financial statements of Holdings and its Subsidiaries delivered to the Agent prior to the Closing Date and using the same method for inventory valuation as used in such audited financial statements, except for any changes required by GAAP.
Certain Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references in this Agreement to statutes shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Loan Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to “including” shall be understood to mean “including, without limitation”; or to the time of day shall mean the time of day on the day in question in New York, New York, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement. Whenever the phrase “to the best of the Borrower’s knowledge” or words of similar import relating to the

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knowledge or the awareness of the Borrower are used in this Agreement or other Loan Documents, such phrase shall mean and refer to the actual knowledge of any Senior Officer of the Borrower.
Power of Attorney. Effective only during the continuance of any Event of Default, each Obligor hereby irrevocably makes, constitutes and appoints the Agent (and any of the Agent’s officers, employees or agents designated by the Agent), with full power of substitution, as such Obligor’s true and lawful attorney, in such Obligor’s or the Agent’s name: (a) to endorse such Obligor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent’s possession; (b) to sign such Obligor’s name on drafts against Account Debtors, on schedules and assignments of Accounts, on notices to Account Debtors and on any Account invoice or bill of lading; (c) to send requests for verification of Accounts, and to contact Account Debtors in any other manner to verify the Accounts; (d) to notify the post office authorities to change the address for delivery of such Obligor’s mail to any address designated by the Agent, to receive and open all mail addressed to such Obligor, and to retain all mail relating to the Collateral and forward, within two (2) Business Days of the Agent’s receipt thereof, all other mail to such Obligor; and (e) to do all other things necessary to carry out this Agreement. The foregoing power of attorney, being coupled with an interest, is irrevocable so long as any Obligations are outstanding. Each Obligor ratifies and approves all acts of the attorney. Neither the Agent nor its employees, officers, or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law except for gross negligence or willful misconduct.
Notices and Communications. All notices, requests and other communications to or upon a party hereto shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at the address, facsimile number or email address for such party in Item 10 of the Terms Schedule or at such other address or facsimile number as such party may hereafter specify for the purpose of notice to the Agent and the Obligors in accordance with the provisions of this Section. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified herein for the noticed party and confirmation of receipt is received, (ii) if given by mail, three (3) Business Days after such communication is deposited in the U.S. Mail, with first class postage pre-paid, addressed to the noticed party at the address specified herein, (iii) if sent by electronic mail, when sent to the address listed in Item 10 of the Terms Schedule, or (iv) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party. Notwithstanding the foregoing, no notice to or upon the Agent pursuant to Section 5.1 shall be effective until actually received by the individual to whose attention at the Agent such notice is required to be sent. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.
Performance of Obligors’ Obligations. If any Obligor shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, the Agent

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may, in its discretion at any time concurrently with notice to such Obligor, for such Obligor’s account and at such Obligor’s expense, pay any amount or do any act required of such Obligor hereunder or under any of the other Loan Documents or otherwise lawfully requested by the Agent. All costs and expenses incurred by the Agent in connection with the taking of any such action shall be reimbursed to the Agent by such Obligor on demand with interest at the applicable interest rate from the date such payment is made or such costs or expenses are incurred to the date of payment thereof; provided that, to the extent such Obligor has not reimbursed the Agent within five (5) Business Days following such demand, interest shall accrue at the Default Rate until the date of payment thereof. Any payment made or other action taken by the Agent under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and without prejudice to the Agent’s right to proceed thereafter as provided herein or in any of the other Loan Documents.
Agent.
Authorization and Action. Each Lender (in its capacity as a Lender) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations of the Obligors), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law.
In furtherance of the foregoing, each Lender (in its capacities as a Lender) hereby appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligors to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent (and any Supplemental Collateral Agents appointed by the Agent pursuant to Section 8.6(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Agent) shall be entitled to the benefits of this Section 8.6 (including, without limitation, Section 8.6(g)) as though the Agent (and any such Supplemental Collateral Agents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.
The Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder at the direction of the Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all

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matters pertaining to such duties. The Agent may also from time to time, when the Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Agent. Should any instrument in writing from the Borrower or any other Obligor be required by any Supplemental Collateral Agent so appointed by the Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Obligor to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Agent until the appointment of a new Supplemental Collateral Agent. The Agent shall be not responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 8.6(c) in the absence of the Agent’s gross negligence or willful misconduct.
Agent’s Reliance, Etc. Neither the Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Obligor or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Obligor; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.
Oaktree Fund Administration, LLC and Affiliates. With respect to its Commitments, the Terms Loans made by it and any Notes issued to it, Oaktree Fund Administration, LLC shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Oaktree Fund Administration,

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LLC in its individual capacity. Oaktree Fund Administration, LLC and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Obligor, any of its Subsidiaries and any Person that may do business with or own securities of any Obligor or any such Subsidiary, all as if Oaktree Fund Administration, LLC were not the Agent and without any duty to account therefor to the Lenders. The Agent shall not have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Obligor or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Agent.
Lender Party Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 3 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement
Indemnification. Each Lender severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Obligors) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Obligors under Section 8.8, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Obligors. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.6(g) applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. For purposes of this Section 8.6(g), each Lender’s ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Term Loans outstanding at such time and owing to such Lender, and (ii) the aggregate unused portions of such Lender’s Commitments at such time. The failure of any Lender to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agent, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent, for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other

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agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.6 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.
Erroneous Payments.
Each Lender hereby agrees that (i) if the Agent notifies such Lender that the Agent has determined that any funds received by such Lender from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), and if such Lender fails to return the amount of any such Erroneous Payment (or portion thereof) to the Agent by such Business Day, such Lender shall also pay the Agent interest thereon in respect of each day after such Business Day to the date such amount is repaid to the Agent in same day funds at a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender under this clause (i) shall be conclusive, absent manifest error.
Without limiting immediately preceding clause (i), each Lender hereby further agrees that if it receives an Erroneous Payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made with respect to such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one (1) Business Day of its actual knowledge of such error) notify the Agent of such occurrence (provided, that a failure by any Lender to notify the Agent of such occurrence shall neither constitute nor be deemed to constitute a breach by such Lender of any of its obligations under this Agreement unless and to the extent such failure resulted from such Lender’s gross negligence or willful misconduct) and, upon demand from the Agent, it shall promptly, but in all events no later than

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one (1) Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), and if such Lender fails to return the amount of any such Erroneous Payment (or portion thereof) to the Agent by such Business Day, such Lender shall also pay the Agent interest thereon in respect of each day after such Business Day to the date such amount is repaid to the Agent in same day funds at a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
Each Obligor hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment that does not consist of the Borrower’s funds, or to the extent an Erroneous Payment consists of the Borrower’s funds and such Erroneous Payment has been returned to the Borrower, such Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Obligor.
Each party’s obligations under this Section 8.6 shall survive the resignation or replacement of the Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Successors and Assigns.
This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, that the Borrower may not assign this Agreement or any rights or obligations hereunder without the Agent’s prior written consent and any prohibited assignment shall be null and void ab initio. The Lenders may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, or any right or remedy under, the Obligations and the Loan Documents. The parties to each assignment shall deliver to the Agent a document evidencing such assignment that includes the names and addresses of such parties and the amount of commitment or Loans being assigned pursuant to such document (“Assignment and Assumption”).
The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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The Borrower agrees that each Person to which any Lender sells participations (each such Person, a “Participant”) shall be entitled to the benefits of Section 1.9 (subject to the requirements and limitations therein, including the requirements under Section 1.9(g) (it being understood that the documentation required under Section 1.9(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.7(a). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations or Section 1.163-5(b) of the United States Proposed Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
General Indemnity. Each Obligor shall jointly and severally indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and documented expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but limited, in the case of legal fees and expenses, to the reasonable fees, disbursements and other charges of counsel to the Indemnitees, and if necessary, local counsel in any relevant jurisdiction to all affected Indemnitees taken as a whole, and solely, in the event of a conflict of interest, additional counsel (and, if necessary, local counsel in each relevant jurisdiction) to each group of similarly situated affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the Term Loans or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings, the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings, the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Borrower or any other Obligor or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or

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related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. Notwithstanding anything to the contrary in any of the Loan Documents, the obligations of the Borrower and each other Obligor with respect to each indemnity given by it in this Agreement or any of the other Loan Documents shall survive the termination of this Agreement and payment in full of the Obligations.
Interpretation; Severability. Section headings and section numbers have been set forth herein for convenience only. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Agent, the Lenders or any Obligor, whether under any rule of construction or otherwise, as this Agreement has been reviewed and prepared by all parties hereto. Each provision of this Agreement shall be severable from every other provision of this Agreement for purposes of determining the legal enforceability of any specific provision.
Indulgences Not Waivers. The Agent’s or any Lender’s failure at any time or times to require strict performance by any Obligor of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or otherwise diminish any right of the Agent or the Lenders thereafter to demand strict compliance and performance with such provision.
Modification; Counterparts; Electronic Signatures. This Agreement cannot be changed or terminated orally and any change or termination shall require the prior written consent of the Agent and the Required Lenders; provided that (x) the following changes shall require the consent of each Lender directly and adversely affected by such change, (i) extensions of the scheduled maturity of any Term Loan or Commitment, (ii) reductions of the principal amount of any Term Loan, (iii) increasing the Commitment of any Lender, (iv) waivers, reductions or postponement of any scheduled repayment (but not mandatory or voluntary prepayment) of the principal amount of the Term Loans, (v) reductions of the rate of interest, any fee or premium payable under any Loan Document and (vi) extensions of time for payment of any interest, fee or premium payable under any Loan Document and (y) the release of all or substantially all of the value of the Guaranty and/or the Collateral shall require the consent of each Lender; supersedes all prior agreements, understandings, negotiations and inducements regarding the same subject matter, and, together with the other Loan Documents, represents the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Counterparts of each of the Loan Documents may be delivered by facsimile or electronic mail and the effectiveness of each such Loan Document and signatures thereon shall have the same force and effect as manually signed originals.
Governing Law; Consent to Forum. This Agreement shall be deemed to have been made in New York, New York, and shall be governed by and construed in accordance with the internal laws of the State of New York. Each Obligor hereby consents to the non-exclusive

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jurisdiction of any United States federal court sitting in or with direct or indirect jurisdiction over the Southern District of New York or any state or superior court sitting in New York County, New York, in any action, suit or other proceeding arising out of or relating to this Agreement or any of the other Loan Documents; and each Obligor irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. The Agent and each Lender reserves the right to bring proceedings against any Obligor in the courts of any other jurisdiction. Nothing in this Agreement shall be deemed or operate to affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or to preclude the enforcement by the Agent or such Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.
Waiver of Certain Rights. To the fullest extent permitted by applicable law, each Obligor hereby knowingly, intentionally and intelligently waives (with the benefit of advice of legal counsel of its own choosing): (i) the right to trial by jury (which the Agent and each Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of, related to or based in any way upon any of the Loan Documents, the Obligations or the Collateral; (ii) notice prior to taking possession or control of any of the Collateral and the requirement to deposit or post any bond or other security which might otherwise be required by any court or applicable law prior to allowing the Agent or any Lender to exercise any of the Agent’s or any Lender’s self-help or judicial remedies to obtain possession of any of the Collateral; (iii) any claim against the Agent or any Lender on any theory of liability, for special, indirect, consequential, exemplary or punitive damages arising out of, in connection with, or as a result of any of the Loan Documents, any transaction thereunder, the enforcement of any remedies by the Agent or any Lender or the use of any proceeds of any Term Loans; and (iv) notice of acceptance of this Agreement by the Agent and the Lenders.
Confidentiality. Each of Agent and each Lender agrees to maintain (in a manner consistent with such Persons’ customary procedures for handling confidential information of such nature) to maintain as confidential, any information provided to it by any Obligor, except that Agent, and each Lender may disclose such information (a) to Affiliates of Agent or such Lender, (b) to Persons employed or engaged by Agent or any Lender for purposes of evaluating, approving, structuring or administering the other Obligations, (c) to any assignee or participant or investor or potential assignee or participant or investor that has agreed to keep such information confidential in accordance with this Section 8.14, (d) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by such Person to be compelled by any court decree, subpoena or legal or administrative order or process; provided, that Agent or such Lender, as applicable disclosing such information shall (to the extent legally permitted and reasonably practicable) use reasonable efforts to provide prompt prior written notice to the Borrower of such disclosure, (e) as, on the advice of such Person’s legal counsel, is required by law; provided, that Agent and such Lender, as applicable disclosing such information shall (to the extent legally permitted and reasonably

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practicable) use reasonable efforts to provide prompt prior written notice of such disclosure to the Borrower, (f) in connection with the exercise of any right or remedy under any Loan Document or in connection with any litigation or other proceeding to which such Person is a party, (g) to any nationally recognized rating agency or investor of such Person that requires access to information such Person’s investment portfolio in connection with ratings issued or investment decisions with respect to such Person, (h) with the Borrower’s consent or (i) to the extent such information presently is or hereafter becomes (x) publicly available other than as a result of a breach of this Section 8.14 or (y) available on a non-confidential basis to such Lender, or the Agent, as the case may be, from a source (other than any Obligor) not known by them to be subject to disclosure restrictions.
Board Appointment and Observers. Each Obligor agrees that, until payment in full of all Obligations:
(1)Holdings shall allow the Agent to appoint one director (whom the Board shall nominate for election at each annual meeting of stockholders of Holdings while the Term Loans remain outstanding) on the board of directors (the “Board”) of Holdings (“Board Appointee”), who shall (i) have the ability to serve on all committees of the Board and (ii) have no less favorable treatment than any other board member with respect to all matters, including, without limitation, indemnification, compensation, expense reimbursement, stock options or grants, benefits, and access to information and management and shall be subject to the same policies, codes and guidelines of Holdings as are generally appliable to independent members of the Board; provided that the director must qualify as an independent director under applicable stock exchange requirements (including, as applicable, for service on each of the committees of the Board) and the Board may determine not to allow the appointment of, or to nominate, any particular individual if the Board determines that the nomination, appointment or election of such individual would constitute a material breach of their fiduciary duties to stockholders; provided further that the Agent shall have replacement rights for the Board Appointee; and provided further that the Board Appointee shall agree to resign or be subject to removal if the Term Loans no longer remain outstanding.
(2)If the Agent does not elect to have a Board Appointee, it shall have the right to designate one representative (each a “Board Observer”) to attend and observe in meetings, whether telephonic or in-person, of the Board, or any audit or compensation committees thereof, in each case with speaking rights, but in no event shall the Board Observer (i) be deemed to be a member of the Board or any committee thereof, (ii) except for the confidentiality obligations expressly set forth in this Section 8.15(b), have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to Holdings or its stockholders or subsidiaries, or (iii) have the right to propose, offer or vote on any motions or resolutions to the Board or any committee thereof or otherwise have power to cause Holdings to take, or not to take, any action. The Board (or officer of Holdings acting on its behalf) shall (i) give the Agent and each of the Lenders notice of all such meetings, at the same time as furnished to the attendees, directors, managers, officers, stockholders or members, as applicable, of the Board, (ii) provide to each Board Observer all notices, documents and information furnished to the

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members of the Board, whether at or in anticipation of a meeting, at the same time furnished to such directors, (iii) provide each Board Observer copies of the minutes of all such meetings at the time such minutes are furnished to the attendees of such meeting (if any), (iv) provide each Board Observer notice of the adoption of any material resolutions and other material actions taken by the Board, or any audit or compensation committees thereof, and (v) reimburse the Agent and each of the Lenders for all reasonable out of pocket expenses related to the foregoing for their respective Board Observer (including, without limitation, expenses relating to attending board meetings or other events pertaining to the Borrower that such Board Observer attends); provided, that the Borrower reserves the right to withhold information and to exclude the Board Observer from any meeting or portion thereof if the Board determines in good faith (and, with respect to attorney-client privilege and conflicts of interest, advice of counsel) that such exclusion is reasonably necessary (i) to preserve the attorney-client privilege, (ii) to avoid a potential conflict of interest (which, without limitation shall include discussions regarding this Agreement and the other Loan Documents) or (iii) that such information is highly confidential or represents a trade secret. The Board Observer shall keep and maintain all information, notices, minutes, consents and other materials obtained pursuant to this Section 8.15 confidential in accordance with Section 8.14. The Obligors agree that none of the Obligors, their Affiliates or any member of the Board or any committee thereof shall be entitled to rely on any statements or views expressed by the Board Observer in any Board or committee meeting. The Board Observer shall be entitled to indemnification and advancement of expenses from Holdings to the same extent provided by Holdings to its directors under its Organizational Documents as in effect upon consummation of the Business Combination. During the period of any Board Observer’s appointment hereunder, and thereafter for the duration of the applicable statute of limitations, Holdings shall cause to be maintained in effect a policy of liability insurance coverage for such Board Observer against liability that may be asserted against or incurred by them in their capacity as Board Observer (or any other alleged, purported or actual relationship with Holdings) which is equivalent in scope and amount to that provided to Holdings’ directors. Holdings acknowledges and agrees that the foregoing rights to indemnification, advancement of expenses and insurance constitute third-party rights extended to the Board Observer by Holdings and do not constitute rights to indemnification, advancement or insurance as a result of the Board Observer serving as a director, officer, employee, or agent of Holdings or its Affiliates.
(3)The Board shall meet no fewer than three times per year.
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.
Division/Series Transactions. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment or disposition, or similar term (including, for the avoidance of doubt, any restriction, condition or prohibition applicable thereto), shall be deemed to apply to a Division/Series Transaction, as if it were a merger, consolidation, amalgamation, assignment, investment or disposition, or similar term, as applicable, to, of, or with, a separate

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Person. Each Person that engages in a Division/Series Transaction and that, prior thereto, is a Subsidiary, a joint venture or any other like term hereunder shall also constitute such a Person or entity hereunder after giving effect to such Division/Series Transaction and any new Person resulting from such Division/Series Transaction shall remain subject to the same restrictions and corresponding exceptions applicable to its predecessor(s). If any Obligor or Subsidiary thereof shall consummate a Division/Series Transaction, such Obligor or such Subsidiary shall be required to (effective simultaneously with the effectiveness of such Division/Series Transaction regardless of any longer time periods otherwise provided for) comply with the applicable requirements of the Security Documents, including actions described in Sections 5.11 and 5.12, to the extent applicable.
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and each of them acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of Holdings, the Borrower and its Subsidiaries and the Agent or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether the Agent or any Lender has advised or is advising Holdings, the Borrower and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agent and the Lenders are arm’s-length commercial transactions between Holdings, the Borrower and its Subsidiaries, on the one hand, and the Agent and the Lenders, on the other hand, (C) the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent and each Lender is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or any of its Affiliates, or any other Person and (B) neither the Agent nor any Lender has any obligation to Holdings or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings and its Affiliates, and neither the Agent nor any Lender has any obligation to disclose any of such interests and transactions to Holdings or any of its Affiliates. To the fullest extent permitted by law, the Borrower and Holdings hereby waives and releases any claims that it may have against the Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and

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other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
[Signatures commence on following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.
BORROWER:
PINSTRIPES, INC.
By:
Name:
Title:
HOLDINGS:
~~BANYAN ACQUISITION CORPORATION~~
PINSTRIPES HOLDINGS, INC.
By:
Name:
Title:
[Signatures continued on following page.]

~~19107526-5~~

AGENT:
OAKTREE FUND ADMINISTRATION, LLC
By:
Name:
Title:
LENDERS:
OAKTREE CAPITAL MANAGEMENT, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies

By: __________________________
Name: Evan Kramer
Title: Senior Vice President

By: __________________________
Name: ~~Patrick McCaney~~Jacob Wagner
Title: Managing Director ~~and Portfolio Manager~~

~~19107526-5~~

TERMS SCHEDULE
This Terms Schedule is a part of the Loan Agreement, dated as of December 29, 2023, among Pinstripes, Inc., a Delaware corporation, ~~Banyan Acquisition Corporation~~PINSTRIPES HOLDINGS, INC., a Delaware corporation, Oaktree Fund Administration, LLC, as Agent for the Lenders from time to time party thereto, and the Lenders party thereto from time to time (as at any time amended, restated, amended and restated, modified or supplemented, the “Loan Agreement”). Capitalized terms used in this Terms Schedule, unless otherwise defined herein, shall have the meanings ascribed to them in the Definitions Schedule annexed to the Loan Agreement.
1.Authorized Officers (Definitions Schedule):
In addition to the Senior Officers, each of the following persons:
None.
2.Guarantors (Definitions Schedule):
Name:    Mailing Address:
~~Banyan Acquisition Corporation~~PINSTRIPES HOLDINGS, INC.    1150 Willow Road Northbrook, IL 60062
Pinstripes Hillsdale LLC    1150 Willow Road Northbrook, IL 60062
Pinstripes at Prairiefire, Inc.    1150 Willow Road Northbrook, IL 60062
Pinstripes Illinois, LLC    1150 Willow Road Northbrook, IL 60062
3.[Reserved].
4.Interest Rates (§1.3):
The “Default Margin” is 2.00% per annum.
5.Expenses (§1.4):
a.The Borrower shall pay a $24,500 per annum administrative fee to the Agent, to be fully earned and payable in advance on the Closing Date and on each anniversary thereof after the Closing Date.
b.The Obligors shall reimburse the Agent and the Lenders for all reasonable and documented out of pocket costs and expenses incurred by the Agent or the Lenders (including fees charged by any internal audit or appraisal departments of Lender) in connection with

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examinations and reviews of each Obligor’s Books and such other matters pertaining to the Obligors or any Collateral as the Agent and the Lenders shall deem appropriate.
6.[Reserved].
7.Documents to be delivered at closing (§3.1(b)):
i.A certificate of each Obligor, dated the Closing Date and executed by its Secretary or Assistant Secretary or other appropriate officer, manager or director, which shall (A) certify the resolutions of its board of directors, managers, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Obligor authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including (i) the certificate or articles of incorporation or organization of each Obligor certified by the relevant authority of the jurisdiction of organization of such Obligor and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Obligor from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Obligor from the appropriate governmental officer in such jurisdiction;
ii.A favorable legal opinion of (i) Walter Haverfield, (ii) Katten Muchin Rosenman LLP, and (iii) Kirkland & Ellis LLP addressed to the Agent and the Lenders regarding such matters as the Agent and its counsel may request;
iii.A certificate, signed by a Senior Officer of the Borrower in such capacity, dated as of the Closing Date (i) stating that no Default or Event of Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects (or if qualified by materiality, in all respects) as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date, and (iii) confirming compliance with the conditions precedent set forth in clause (iv) of Item 8 of this Terms Schedule;
iv.Evidence of insurance, including (a) standard forms of certificates of insurance addressed to the Agent, reasonably satisfactory to the Agent and otherwise confirming the Obligors’ satisfaction of the insurance requirements contained in the Loan Documents and (b) endorsements to such insurance policies naming the Agent as “lenders loss payable”, as their interest may appear, on all property damage policies and as an “additional insured” on all liability policies;
v.A solvency certificate signed by a Senior Officer of the Borrower in such capacity dated the Closing Date;

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vi.Receipt of the consolidated financial statements (including a consolidated balance sheet) of Holdings and its Subsidiaries for the Fiscal Year ended April 30, 2023, for the fiscal quarters ended July 31, 2023 and October 31, 2023, and such other financial reports and information concerning any Obligor as the Agent shall request;
vii.All consents and approvals required by any Governmental Authority or any other third party, in each case that are necessary or advisable in connection with the Transactions, and each of the foregoing shall be in full force and effect;
viii.At least five (5) days prior to the Closing Date, any Obligor that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Obligor;
ix.UCC financing statements naming each Obligor as debtor, and the Agent, as secured party; and
x.A payment direction letter and flow of funds directing the Agent to disburse the Term Loans in accordance with the flow of funds.
8.Other Closing Conditions (§3.1(f)):
i.The Agent shall have received and found satisfactory the results of field examinations, audits, and such other reports, audits and certifications as the Agent shall request with respect to the Collateral;
ii.The Agent and the Lenders shall have received at least five (5) days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, for each Obligor;
iii.The Agent and the Lenders shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of legal counsel) for which invoices have been presented at least one (1) Business Day prior to the Closing Date;
iv.All governmental and third-party approvals necessary in connection with the financing contemplated hereby and the continuing operations of Holdings and its Subsidiaries have been obtained and are in full force and effect; and
v.All other agreements, certificates and other documents required to be delivered on the Closing Date as set forth on the closing checklist attached as Exhibit B hereto, and all other actions required to be taken on the Closing Date as set forth on Exhibit B hereto shall have been taken.

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9.Financial Covenants.
Each Obligor covenants that, from the Closing Date until the Termination Date and payment in full of the Obligations, the Obligors shall comply with the following covenants:
i.Total Net Leverage Ratio. At the end of any Measurement Period during the applicable period set forth in the table below, Holdings and its Subsidiaries shall maintain a Total Net Leverage Ratio of not more than the applicable Total Net Leverage Ratio for such period; provided that Holdings and its Subsidiaries shall not be required to maintain any such Total Net Leverage Ratio for any Measurement Period ending prior to January 6, 2025:

Relevant Period:	Total Net Leverage Ratio:
Closing Date – January 6, 2025	6.00:1.00
January 7, 2025 – January 4, 2026	5.00:1.00
January 5, 2026 – January 3, 2027	4.50:1.00
January 4, 2027 – January 2, 2028	4.00:1.00
After January 2, 2028	3.75:1.00
10.Notices (§8.4)
If to the Borrower or any other Obligor:
Pinstripes, Inc.
1150 Willow Road
Northbrook, IL 60062
Attention: Dale Schwartz
Email: ~~dale@pinstripes.com~~dale@pinstripes.com
Tel: (303) 887-5415
With a copy to (which copy shall not constitute notice) to:
Walter Haverfield LLP
1301 E. 9th St., Suite 3500
Cleveland, OH 44114
Attention: Jacob Derenthal
Email: ~~jderenthal@walterhav.com~~jderenthal@walterhav.com
Tel: (216) 928-2933

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If to Agent and the Lenders:
c/o Oaktree Fund Administration, LLC
333 South Grand Avenue
28th Floor
Los Angeles, CA 90071
Attention: Evan Kramer; ~~Patrick McCaney~~
~~Email: EKramer@oaktreecapital.com; Pmccaney@oaktreecapital.com~~ Jacob Wagner
Email: EKramer@oaktreecapital.com; jwagner@oaktreecapital.com

GLAS USA LLC
3 Second Street, Suite 206
Jersey City, NJ 07311
Fax:  212-202-6246
Email:  ~~ClientServices.Americas@glas.agency; tmgus@glas.agency~~ClientServices.Americas@glas.agency; tmgus@glas.agency

With a copy to (which copy shall not constitute notice) to:
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attention: Eliza McDougall
Telephone No.: (212) 819-2590
Email: eliza.mcdougall@whitecase.com
[Signatures commence on following page.]

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The undersigned have executed this Terms Schedule on the _____________ day of December, 2023.
BORROWER:
PINSTRIPES, INC.
By:
Name:
Title:
HOLDINGS:
~~BANYAN ACQUISITION CORPORATION~~
PINSTRIPES HOLDINGS, INC.
By:
Name:
Title:

[Signatures continued on following page.]

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AGENT:
Oaktree Fund Administration, LLC
By:
Name:
Title:
LENDERS:
OAKTREE CAPITAL MANAGEMENT, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies

By: _________________________
Name: Evan Kramer
Title: Senior Vice President

By: _________________________
Name: ~~Patrick McCaney~~Jacob Wagner
Title: Managing Director ~~and Portfolio Manager~~

By:
Name:
Title:

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DEFINITIONS SCHEDULE
This Definitions Schedule is a part of the Loan Agreement, dated as of December 29, 2023, among Pinstripes, Inc., a Delaware corporation, ~~Banyan Acquisition Corporation~~PINSTRIPES HOLDINGS, INC., a Delaware corporation, Oaktree Fund Administration, LLC, as Agent for the Lenders from time to time party thereto, and the Lenders party thereto from time to time (as at any time amended, restated, amended and restated, modified or supplemented, the “Loan Agreement”). When used in the Loan Agreement or in any Schedule (including this Definitions Schedule) thereto, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):
“Account Debtor” means a Person obligated to pay an Account.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in the acquisition of (a) the Equity Interests in another Person causing such Person to become a Subsidiary of the Borrower or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business or division conducted by such Person.
“Affiliate” means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person; or (iv) who is a natural person who is the spouse, former spouse, domestic partner, former domestic partner, or other immediate family member of another Person. For purposes hereof, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise. For purposes of Section 6.9, “Affiliate” shall include the Permitted Holders.
“Aggregate Commitments” means, as at any date of determination thereof, the sum of all Commitments of all Lenders at such date.
“Agreement” means the Loan Agreement, together with all Schedules (including the Terms Schedule and this Definitions Schedule), and Exhibits thereto (if any), in each case whether now or hereafter annexed thereto.
“Alcoholic Beverage License Security Debt” means Debt, in the form of the letter of credit attached hereto as Exhibit A, incurred by the Borrower and/or any other Obligor and owed to any Person in connection with the issuance of, or related to, maintenance of any licenses or permits under the provisions of state alcoholic beverage laws or regulations, up to a maximum aggregate amount not in excess of One Million and 00/100 Dollars ($1,000,000.00). “AML Laws” means, as to any Obligor and its Subsidiaries, any applicable anti-money laundering laws

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including, without limitation, the Bank Secrecy Act of 1970, as amended, and the regulations and guidance thereunder.
“Authorized Officer” means each Senior Officer, each Person identified in Item 1 of the Terms Schedule, and each other person designated in writing by the Borrower to the Agent as an authorized officer to request the Term Loans under the Agreement.
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board” has the meaning set forth in Section 8.15 of the Agreement.
“Board Observer” has the meaning set forth in Section 8.15 of the Agreement.
“Books” means all books and records of any Obligor relating to its existence, governance, financial condition or operations, or any of the Collateral, regardless of the medium in which any such information may be recorded.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Business Combination” means the transactions contemplated by that certain Business Combination Agreement, dated as of June 22, 2023 (as amended and restated on September 26, 2023, and on November 22, 2023), by and among ~~Banyan Acquisition Corporation~~PINSTRIPES HOLDINGS, INC., a Delaware corporation, Panther Merger Sub Inc., a Delaware corporation and the Borrower.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means, at any time, (a) any evidence of Debt with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than

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$1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Obligor) organized under the laws of any State of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any governmental agency thereof and backed by the full faith and credit of the United States, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above; and (g) investments in bond and equity funds which funds have a Morningstar rating of four or higher and a term not in excess of twelve months. For the avoidance of doubt, auction rate securities shall not constitute “Cash Equivalents”.
“Cash Interest Expense” means, for any period for Holdings and its Subsidiaries, the sum (without duplication) of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP, in each case to the extent paid in cash during such period.
“Change of Control” means:
i.the lease, license, sale or other disposition of all or substantially all of the assets of the Obligors taken as a whole;
ii.the merger or consolidation of Holdings, the result of which the Permitted Holders will not Beneficially Own (as defined in the Director Designation Agreement as in effect on the Closing Date) a number of Shares, directly or indirectly, equal to at least 50% of the Key Individual Shares (as defined in the Director Designation Agreement as in effect on the Closing Date) (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events after the Closing Date) in accordance with the terms of the Director Designation Agreement as in effect on the Closing Date;
iii.the Permitted Holders, collectively, ceasing to Beneficially Own (as defined in the Director Designation Agreement as in effect on the Closing Date), in the aggregate, a number of Shares, directly or indirectly, equal to at least 50% of the Key Individual Shares (as defined in the Director Designation Agreement as in effect on the Closing Date) (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events after the Closing Date) in

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accordance with the terms of the Director Designation Agreement as in effect on the Closing Date;
iv.the Borrower shall fail to own and control, directly or indirectly, one hundred percent (100%) of the Equity Interests of its Subsidiaries;
v.Holdings shall fail to own and control, directly or indirectly, one hundred percent (100%) of the Equity Interests of the Borrower;
vi.any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Equity Interests of Holdings that exceeds 50% thereof;
vii.(a) at any time, the Permitted Holders, collectively, ceasing to Beneficially Own (as defined in the Director Designation Agreement as in effect on the Closing Date), in the aggregate, a number of Shares, directly or indirectly, equal to at least 70% of the Key Individual Shares (as defined in the Director Designation Agreement as in effect on the Closing Date) (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events after the Closing Date) in accordance with the terms of the Director Designation Agreement as in effect on the Closing Date and (b) any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall at any time have (x) acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Equity Interests of Holdings that exceeds 35% thereof or (y) been granted the right to designate three (3) or more Key Individual Designees (as defined in the Director Designation Agreement as in effect on the Closing Date) for election to the Board (as defined in the Director Designation Agreement as in effect on the Closing Date); and
viii.a “Change of Control” (or similar event) shall have occurred under Silverview Term Loan, the Granite Creek Capital Lease Facility or any other documents evidencing the Debt of any of the Obligors, in an aggregate amount for any such Debt outstanding being in excess of $500,000.
“Change in Law” means the occurrence after the date of the Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to the Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of the Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the

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Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Closing Date” means December 29, 2023.
“Closing Date Intercreditor Agreements” means, collectively, the Silverview Intercreditor Agreement and the Granite Creek Intercreditor Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means, collectively, all of the property and interests in property described in the Security Agreement; all property and interests in property of the Borrower or any other Obligor described in any of the other Security Documents as security for the payment or performance of any of the Obligations; and all other property and interests in property that now or hereafter secures the payment or performance of any of the Obligations, in each case whether real or personal, or tangible or intangible, and wherever located.
“Commitment” means, as to each Lender, its Tranche 1 Term Loan Commitment
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a Compliance Certificate, in the form required by Agent, to be submitted to the Agent by the Borrower pursuant to the Agreement and certified as true and correct by a Senior Officer.
“Conforming Financing” means a financing that is provided by a financial institution satisfactory to the Lenders (a “Replacement Senior Lender”) subject to the satisfaction of the following conditions: (i) the aggregate principal amount of the replacement senior debt to be provided by such Replacement Senior Lender shall not exceed the lesser of (x) the amount needed to repay in full the outstanding principal balance due and owing by Borrower under the Silverview Term Loan, (y) the maximum amount of Debt permitted in accordance with this Section 6.3(o) and (z) $35,000,000 (the “Replacement Senior Debt”); (ii) the Lenders shall have received not less than thirty (30) days prior written notice of the closing of any Replacement Senior Debt (including final copies of all documents relating to such Replacement Senior Debt promptly upon such closing (the “Replacement Senior Loan Documents”); (iii) the Replacement Senior Loan Documents shall in all respects be satisfactory to the Lenders and shall contain terms and conditions that are satisfactory to the Lenders (and in any event (a) shall not contain financial covenants that are more restrictive than the Financial Covenants set forth in this Agreement, (b) shall not contain any make-whole obligations, prepayment premiums, exit fees or similar prepayment penalties, (c) shall have an all-in yield (whether in the form of interest rate, upfront fees or original issue discount, margin, interest rate floors or recurring periodic fees in

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substance equivalent to interest) no greater than 12.5% per annum and (d) shall mature no earlier than the ninety-first (91st) day after the Stated Maturity Date); (iv) the Replacement Senior Debt shall be first priority secured obligations subject to an intercreditor agreement acceptable to the Agent in its sole discretion; provided that any intercreditor agreement between Replacement Senior Lender and Agent having terms substantially identical to those set forth in the Silverview Intercreditor Agreement shall be deemed acceptable to Agent; (v) the net cash proceeds received by Borrower and Obligors from the Replacement Senior Debt shall be used by the Borrower to repay in full the outstanding principal balance due and owing by Borrower under the Silverview Term Loan, which repayment shall be accompanied by a permanent termination of the Silverview Term Loan and a release of all related Liens; (vi) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to the incurrence of such Replacement Senior Debt; and (vii) after giving pro forma effect to the incurrence of such Replacement Senior Debt (and use of proceeds thereof), the Obligors shall be in compliance on a pro forma basis with the Financial Covenants.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” refers to the consolidation of accounts in accordance with GAAP. “Consolidated Net Income” means, for any period, the net income of Holdings and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period determined in accordance with GAAP.
“Control Agreement” means a deposit account control agreement or securities account control agreement in form and substance reasonably satisfactory to the Agent and perfecting the Agent’s security interest in any deposit accounts or securities accounts.
“Convertible Notes” means that (i) that certain Convertible Note, dated as of June 4, 2021, as amended, executed by the Borrower in favor of URW US Services, Inc. in the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) that certain Convertible Note, dated as of June 4, 2021, as amended, executed by the Borrower in favor of Fashion Square Eco LP in the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000).
“Core Business” means the term set forth in Section 6.2 of the Agreement.
“Debt” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including, without limitation, with respect to overdrafts), (b) all obligations of such Person evidenced by bonds, debentures, notes, Disqualified Equity Interest or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements (other than operating leases) relating to property acquired by such Person, (d) all obligations of such Person upon which interest charges are customarily paid (excluding trade accounts payable incurred in the Ordinary Course of Business and repayable in accordance with

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customary trade practices), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices), and any obligations with respect to earnouts and other similar contingent obligations incurred in connection with acquisitions or investments, (f) all Debt of others secured by any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (g) all Guarantees by such Person of Debt of others (excluding credit support for suppliers or customers in the Ordinary Course of Business), (h) all Capital Lease Obligations of such Person, (i) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash), bankers’ acceptances or similar facilities and (j) all Off-Balance Sheet Liabilities. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner or joint venturer) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.
“Default” means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.
“Default Rate” means, with respect to any Obligations and during any time that an Event of Default exists, a per annum rate equal to the sum of the Default Margin (as specified in Item 4 of the Terms Schedule), plus the interest rate that otherwise would be in effect at such time under the Loan Documents with respect to such Obligations in the absence of such Event of Default.
"Director Designation Agreement” means the Director Designation Agreement, dated as of the Closing Date, by and among the Borrower and the Key Individual (as defined therein).
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the payments of dividends or distributions which are mandatory or otherwise required at any time, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interest that would constitute Disqualified Equity Interest, in each case, on or prior to the date that is six (6) months after the Termination Date.
“Distribution” means, in respect of any entity, (i) any dividends or other distributions on Equity Interests of the entity (except distributions in common Equity Interests of such entity), and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or an Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests of such entity.
“EBITDA” means, for any Measurement Period, the sum (without duplication) of (A) the Consolidated Net Income of Holdings and its Subsidiaries, plus (B) to the extent deducted from

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the computation of Consolidated Net Income for such period, the sum of (i) Cash Interest Expense, (ii) the provision for taxes based on income, including federal, state and local income taxes, (iii) depreciation and amortization expense, (iv) Pre-Opening Expenses, (v) one-time, non-recurring fees, charges and other expenses; provided that the aggregate amount added back pursuant to this subclause (v) shall not exceed 10% of EBITDA (calculated before giving effect to all addbacks and adjustments under this definition, including pursuant to this subclause (v)) for any such period for any such period, (vi) to the extent not capitalized in accordance with GAAP, any fees, costs or other expenses in connection with a capital raise by the Borrower or Holdings, whether pursuant to a public or private sale or issuance of Equity Interests of the Borrower or Holdings or by a contribution of capital into the Borrower or Holdings, (vii) non-cash impairments of long lived assets, (viii) non-cash adjustments required in connection with fair value measurements of warrants issued by the Borrower and Holdings (including without limitation the Warrants as defined in this Agreement), (ix) non-cash compensation expenses arising from the grant of stock-based awards by Holdings not to exceed $2.0 million during the 2024 Fiscal Year and increasing by $200,000 for each Fiscal Year thereafter, (x) any and all costs, expenses, and fees related to and arising out of the that certain Business Combination Agreement by and among Banyan Acquisition Corporation, Panther Merger Sub Inc. and Pinstripes, Inc., dated June 22, 2023, and (xi) non-cash rent expenses incurred by Obligors prior to any Restaurant opening minus (C) to the extent included in revenue in computing Consolidated Net Income for such period, one-time, non-recurring gains for such period; provided that, for all purposes of the Agreement and any other Loan Documents, EBITDA shall be calculated without applying the benefit of ASC 842 and instead to reflect “cash rent” rather than “GAAP rent”
“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Materials or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings, the Borrower or any of its respective Subsidiaries, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling,

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transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interest” means the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“Erroneous Payment” has the meaning set forth in Section 8.6(h)(i) of the Agreement. “Erroneous Payment Notice” has the meaning set forth in Section 8.6(h)(ii) of the Agreement.
“Event of Default” means any event or condition described in Section 7 of the Agreement.
“Event of Loss” means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property by any Governmental Authority, or confiscation of such property or the requisition of the use of such property by any Governmental Authority.
“Excess” has the meaning set forth in Section 1.5 of the Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.9, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately

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before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 1.9(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Indebtedness” means that Debt under (i) the Silverview Term Loan and (ii) Granite Creek Capital Lease Facility.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FDA” means the United States Food and Drug Administration or its successor agency in the United States.
“Financial Covenants” has the meaning set forth in Section 8.16 of the Agreement.
“First Amendment Effective Date” has the meaning specified on that certain First Amendment to Loan Agreement, dated September 3, 2024, by and among the Borrower, Holdings, the Guarantors party thereto, the Required Lenders party thereto and the Agent.
“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries for accounting and tax purposes, consisting of thirteen (13) four (4)-week periods which ends closest to April 30th of each year.
“Fixed Assets” means property of the Obligors consisting of Equipment, Fixtures or real estate.
“Food Safety Laws” means, collectively, to the extent applicable to Holdings and its Subsidiaries, (i) the Federal Food, Drug, and Cosmetic Act, as amended; the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Egg Products Inspection Act, the Organic Foods Production Act of 1990, the Food Safety Modernization Act, the Lanham Act, the Food Security Act, PASA and PACA, in each case, as amended; the Federal Trade Commission Act, as amended; and (ii) any other applicable federal, state and municipal, domestic and foreign law governing the import, export, procurement, holding, distribution, sale, manufacturing, processing, packing, packaging, safety, purity, taxation, labeling, and/or advertising of food (including state and local food codes) as amended and in effect from time to time or that are similar or analogous to any of the foregoing; and, in respect to all such laws, all rules, regulations, standards, guidelines, policies and orders administered by the FDA, USDA, FTC, and any other Governmental Authority.
“Foreign Lender” means any Lender that is not a U.S. Person.
“FTC” means the United States Federal Trade Commission or its successor agency in the United States.

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“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granite Creek Capital Lease Facility” means a furniture, fixtures and equipment loan dated April 19, 2023, as amended, provided by Granite Creek FlexCap II, L.P. (and/or its affiliates) with GCCP II Agent, LLC, as agent in an aggregate amount equal to $16,500,000 primarily to fund the purchase by the Borrower of certain furniture, fixtures and equipment to be used in the next six (6) new Restaurants of the Borrower and its Subsidiaries.
“Granite Creek Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Agent, the agent under the Granite Creek Capital Lease Facility, and acknowledged by each Obligor in form and substance satisfactory to the Lenders.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt; provided, that the term Guarantee shall not include (i) endorsements for collection or deposit in the Ordinary Course of Business, (ii) joint and several liability imposed by Environmental Laws, or (iii) credit support to suppliers or customers provided in the Ordinary Course of Business.
“Guarantor” means each Person listed on Item 2 of the Terms Schedule as a Guarantor and any other Person who may guarantee payment or collection of any of the Obligations.
“Guaranty” means each guaranty now or hereafter executed by a Guarantor with respect to any of the Obligations.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas,

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infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” means the Agent, each Lender and each of their respective officers, directors, agents (including legal counsel) and Affiliates.
“Insolvency Proceeding” means a bankruptcy, receivership, assignment for the benefit of creditors, debt adjustment, liquidation or any other insolvency case or proceeding under any applicable law.
“Intellectual Property” means any and all patents, copyrights, trademarks and software, including without limitation all patent rights, and inventions and discoveries and invention disclosures (whether or not patented), trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration, copyrights in both published and unpublished works, know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement against third parties
“Interest Payment Date” has the meaning set forth in Section 1.2(a)(ii) of the Agreement.
“IRS” means the United States Internal Revenue Service.
“Lender Expenses” means all of the following: (a) Taxes and insurance premiums required to be paid by the Obligors under the Loan Documents which are paid or advanced by the Agent or any Lender; (b) filing, recording, publication and search fees paid or incurred by the Agent or any Lender, including all recording taxes; and (c) the reasonable and documented out of pocket costs, fees (including reasonable attorneys’, paralegals’, auctioneers’, appraisers’ or other consultants fees) and expenses incurred by the Agent or any Lender (i) to inspect, copy, audit or examine or any of the Obligors’ Books or inspect, count or appraise any Collateral, (ii) to correct any default or enforce any provision of any of the Loan Documents, whether or not litigation is commenced, (iii) in gaining possession of, maintaining, handling, preserving, insuring, storing, shipping, preparing for sale, advertising for sale, selling or foreclosing a Lien upon any of the Collateral, whether or not a sale is consummated, (iv) in collecting the Accounts or recovering any of the Obligations, or (v) in structuring, drafting, reviewing or preparing any of the Loan Documents, or any amendment, modification or waiver of any of the Loan Documents or in defending the validity, priority or enforceability of Liens.

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“Lien” means any interest in property (including for the avoidance of doubt securing an obligation owed to or a claim by a Person), whether such interest is based on common law, statute or contract.
“Lien Waiver” means the waiver or subordination of Liens reasonably satisfactory to the Agent from a lessor, mortgagee, warehouse operator, processor or other third party that may have a Lien upon any Collateral that is in such third party’s possession or is located or leased by such party to any Obligor, by which such Person shall waive or subordinate its Liens and claims with respect to any Collateral in favor of Lender and shall assure Lender’s access to any Collateral for the purpose of allowing Agent to enforce its rights and Liens with respect thereto.
“Liquor License Subsidiary” means, individually or collectively, as applicable, each of (i) Pinstripes Hillsdale LLC, a California limited liability company and (ii) Pinstripes at Prairiefire, Inc., a Kansas corporation.
“Loan Account” has the meaning set forth in Section 1.6 of the Agreement.
“Loan Documents” means, collectively, the Agreement, each Note, the Security Documents, each Guaranty, the Closing Date Intercreditor Agreements, any other subordination or intercreditor agreement applicable to any Debt permitted to be incurred under the Agreement, each agreement evidencing or relating to any, and any other instruments or agreements executed by an Obligor in connection with the Agreement or any of the Obligations.
“Make-Whole Amount”: means, on any date of determination, an amount equal to the present value of the amount of interest that would have been paid on the principal amount of the Term Loans at the interest rates set forth in Section 1.3 that are so prepaid, repaid (or deemed repaid), redeemed, paid, refinanced or accelerated from the date of prepayment, repayment (or deemed repayment), redemption, payment, refinancing or acceleration through and including the Stated Maturity Date, discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate two Business Days prior to the date of prepayment, repayment (or deemed repayment), payment, refinancing, redemption or acceleration plus 0.50%.
“Material Adverse Effect” means the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has, or with the passage of time is reasonably likely to have, a material adverse effect upon the business, operations, properties, or financial condition of any Obligors taken as a whole; (ii) has or could be reasonably expected to have any material adverse effect upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has any material adverse effect upon the title to or value of any material part of the Collateral, the Liens of Lender with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of the Obligors taken as a whole to perform their obligations under any of the Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs or delays Lender’s

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ability to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents or applicable law.
“Material Contract” means all contracts, agreements or licenses, that the early termination, cancellation, loss, abandonment or other disposition of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
“Measurement Period” means, at any date of determination, a period of four (4) consecutive, trailing fiscal quarters ending at the end of each prescribed fiscal quarter.
“Modified Make-Whole Amount” means, on any date of determination, an amount equal to the present value of the amount of interest that would have been paid on the principal amount of the Term Loans at the interest rates set forth in Section 1.3 that are so prepaid, repaid (or deemed repaid), redeemed, paid, refinanced or accelerated from the date of prepayment, repayment (or deemed repayment), redemption, payment, refinancing or acceleration through and including December 29, 2027, discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate two Business Days prior to the date of prepayment, repayment (or deemed repayment), payment, refinancing, redemption or acceleration plus 0.50%.
“NASDAQ” means the National Association of Securities Dealers Automated Quotations.
“Net Proceeds” means,
(a)with respect to any disposition by any Obligor, including, without limitation, a disposition in any Insolvency Proceeding, the excess of (i) the sum of cash and cash equivalents received by such Person from such disposition, over (ii) the reasonable and customary out-of-pocket expenses incurred by such Obligor in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Obligor to third parties (other than Affiliates);
(b)with respect to any Event of Loss, the excess of (i) the sum of cash received by such Person from such Event of Loss, over (ii) the reasonable and customary out-of-pocket expenses incurred by such Obligor in connection with such Event of Loss paid by any Obligor to third parties (other than Affiliates); and
(c)with respect to any incurrence of Debt by any Obligor, the excess of the gross proceeds received by such Person from such incurrence of Debt (net of fees, commissions, reasonable costs and expenses, including, but not limited to, reasonable attorneys’ fees and other professional fees, if any, incurred in connection therewith but excluding any expenses paid to another Obligor or any Affiliate thereof).

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“Notes” means each promissory note executed by the Borrower at a Lender’s request to evidence any of the Obligations.
“Notice of Borrowing” means a notice of a Term Borrowing substantially in the form of Exhibit A.
“NYSE” means the New York Stock Exchange.
“Oaktree” means certain investment funds, separate accounts or other entities owned (in whole or in part), controlled, managed and/or advised by Oaktree Capital Management, L.P.
“Obligations” means all Debts, obligations, covenants, and duties now or at any time or times hereafter owing by the Obligors to the Agent and/or the Lenders of any kind and description, whether incurred pursuant to or evidenced by any of the Loan Documents or any other agreement and whether direct or indirect, absolute or contingent, due or to become due, or joint or several, including the principal of, interest on and Make-Whole Amount in respect of the Term Loans, all fees, all obligations of the Obligors in connection with any indemnification of the Agent or any Lender, all obligations of the Obligors to reimburse the Agent or any Lender in connection with any letters of credit or bankers acceptances, and all Lender Expenses. Notwithstanding the foregoing, the Obligations shall not include the Warrants nor any obligations, covenants and duties thereunder.
“Obligors” means the Borrower, Holdings, each other Guarantor, and each other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of the Agent for the benefit of the Lenders a Lien upon any of such Person’s assets to secure payment of any of the Obligations.
“OFAC” has the meaning set forth in the definition of “Sanctions”.
“Off-Balance Sheet Liabilities” means, with respect to any Person, (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any so-called “synthetic lease” arrangement or transaction entered into by such Person, (c) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
“Ordinary Course of Business” means, with respect to any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.
“Organizational Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating

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agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust, or similar agreement or instrument governing the formation or operation of such Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to a request by the Borrower).
“Outstanding Amount” means with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, as the case may be, occurring on such date.
“PACA” means the Perishable Agricultural Commodities Act of 1930 and all regulations promulgated thereunder.
“PASA” means the Packers and Stockyards Act of 1921 and all regulations promulgated thereunder.
“Perfection Certificate” means the Perfection Certificate dated as of the Closing Date and executed by each Obligor in favor of the Agent, as may be updated from time to time by the Obligors.
“Permitted Acquisition” means any Acquisition by an Obligor whether by purchase, merger or otherwise, of (i) substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person or (ii) no less than 100% of the capital stock, partnership interests, membership interests or equity of any Person, so long as:
(d)the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and, if applicable, such Acquisition has been approved by such Person’s board of directors (or other appropriate governing body), and the line or lines of business of the Person to be acquired constitute Core Businesses (it being understood that Acquisitions of assets through sales under Article 9 of the UCC and pursuant to bankruptcy proceedings shall be permitted);

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(e)no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition;
(f)after giving pro forma effect to such Acquisition (including the issuance of Equity Interests and other property given as consideration and all fees expenses and transaction costs incurred in connection therewith), the Obligors shall be in compliance on a pro forma basis with the Financial Covenants recomputed for the most recently ended fiscal quarter for which information is available regarding the business being acquired;
(g)subject to the obligations of the Borrower and each other Obligor regarding material nonpublic information as set forth in the final paragraph of Section 5.6, the Borrower shall have furnished Agent and the Lenders with ten (10) Business Days’ (or such shorter period as may be agreed by Agent) prior written notice of such intended Acquisition and shall have furnished Agent with a current draft of the applicable acquisition documents (and final copies thereof as and when executed) and, (i) a due diligence package, which package shall consist of the following with regard to such Acquisition (to the extent made available in the context of such Acquisition and, if appropriate, subject to the entry into customary non-disclosure and non-reliance letters): (1) a pro forma balance sheet and pro forma financial projections (each, after giving effect to such Acquisition) for the Borrower and its Subsidiaries for the twelve (12) month period following such Acquisition (prepared on a monthly basis) and the subsequent two (2) Fiscal Years or through the remaining term of this Agreement; (2) appraisals (if existing); (3) historical financial statements of the Person to be (or whose assets are to be) acquired for the three (3) fiscal years prior to such Acquisition (or, if such Person has not been in existence for three (3) years, for each year such Person has existed); and (4) a description of the method of financing the Acquisition, including sources and uses, and (ii) to the extent a quality of earnings report is obtained by the Obligors in connection with such Acquisition, such quality of earnings report;
(h)the Borrower shall have furnished to the Agent and the Lenders at least five (5) days prior to the date on which any such Acquisition is to be consummated (or such shorter time as the Agent may allow) a certificate of a Senior Officer of the Borrower, in form and substance reasonably satisfactory to the Agent, (i) certifying that all of the requirements for a Permitted Acquisition will be satisfied on or prior to the consummation of such Acquisition and (ii) a reasonably detailed calculation of item (d) above (and such certificate shall be updated as necessary to make it accurate in all material respects as of the date the Acquisition is consummated);
(i)at or prior to the closing of any such proposed Permitted Acquisition, such Person being acquired shall become an Obligor and Agent will be granted a perfected second priority Lien (subject to Permitted Liens subject to the terms of the Closing Date Intercreditor Agreements)) in substantially all assets acquired pursuant thereto or in the assets and Equity Interests of the Person being acquired, and the Obligors and such Person shall have executed such documents and taken such actions as may be reasonably required by Agent in connection therewith (including the delivery of (A) certified copies of the resolutions of the board of

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directors (or comparable governing board) of the Borrower and its Subsidiaries and such Person authorizing such Permitted Acquisition and the granting of Liens described herein, (B) legal opinions, in form and substance reasonably acceptable to the Agent, with respect to the transactions described herein, and (C) evidence of insurance of the business to be acquired consistent with the requirements of Section 5.10 of the Agreement); provided that if any Lien on any Collateral (including the creation or perfection of any Lien) is not or cannot reasonably be created and/or perfected on the closing date of such Acquisition after the Borrower’s use of commercially reasonable efforts to do so, without undue burden or expense (other than (x) the pledge of certificated Equity Interests of any Subsidiary, (y) the grant and perfection of security interests in other assets pursuant to which a Lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code, and (z) the filing of intellectual property security agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable), then the creation and/or perfection of any such Lien on such Collateral shall not constitute a requirement to close such Permitted Acquisition and shall be required to be created and/or perfected within thirty (30) days (or such longer period as the Agent may agree) after the closing date of such Permitted Acquisition; and
(j)the consideration for the proposed Permitted Acquisition shall solely consist of (or be financed with) the sale or issuance of Equity Interests of the Borrower (and any net cash proceeds thereof, or any cash capital contribution in lieu thereof).
“Permitted Asset Disposition” means a sale, lease, license, consignment or other transfer or disposition of assets (real or personal, tangible or intangible, but excluding any Equity Interests of the Borrower or any of its Subsidiaries) of an Obligor, including a disposition of property of an Obligor in connection with a sale-leaseback transaction or synthetic lease, (a) in each case if such disposition is a transfer of property to the Borrower by another Obligor (other than Holdings) or (b) other sales, leases, licenses, consignments or other transfers or dispositions of assets (real or personal, tangible or intangible, but excluding any Equity Interests of the Borrower or any of its Subsidiaries), with a fair market value not to exceed $500,000 in any Fiscal Year; provided, that (i) no Event of Default has occurred and is continuing at the time of such disposition or would immediately result therefrom, (ii) at least 75% of the consideration in respect of such disposition is cash or Cash Equivalents and is paid at the time of closing of such disposition, (iii) the consideration in respect of such disposition is at least equal to the fair market value (as determined in good faith by the Borrower) of the assets being disposed, and (iv) all proceeds thereof are remitted to the Agent for application to the obligations in accordance with Section 1.2(a)(iv)(C) of the Agreement if required thereby.
“Permitted Capital Lease Debt” means, collectively, (i) all outstanding Debt of the Obligors as of the Closing Date set forth on Schedule 6.3 with respect to furniture fixtures and equipment financing incurred by the Borrower or any of its Subsidiaries in the Ordinary Course of Business, plus (ii) any Debt with respect to furniture fixtures and equipment financing incurred by the Borrower or any of its Subsidiaries in the Ordinary Course of Business after the Closing Date; provided that in no event shall the aggregate principal amount of such Debt

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incurred after the Closing Date, when taken together with the Granite Creek Capital Lease Facility and any financing provided by Brunswick Bowling Products, LLC, exceed 150% of EBITDA as of the most recently completed Measurement Period ending prior to the date of incurrence; provided that the terms of any Permitted Capital Lease Debt shall be no worse to the Borrower than the terms provided in respect of the Granite Creek Capital Lease Facility as in effect on the date hereof.
“Permitted Holders” means, collectively, Dale Schwartz and his spouse and descendants (whether natural or adopted), and any trust, limited partnership, limited liability company, corporation or other entity that is and remains majority owned or controlled, directly or indirectly, by him and/or his spouse and/or descendants or that is or remains for the majority benefit of him and/or his spouse and/or descendants and is controlled by him.
“Permitted Lien” means any of the following: (i) Liens granted in favor of the Agent for the benefit of the Lenders; (ii) Liens for Taxes (excluding any Lien imposed pursuant to the provisions of ERISA) not yet due or being Properly Contested; (iii) statutory Liens (other than Liens for Taxes or Liens securing bonding or other surety arrangements) arising in the Ordinary Course of Business of the Borrower or any of its Subsidiaries, but only if and for so long as payment in respect of such Liens is not at the time required or the Debt secured by any such Liens is being Properly Contested and such Liens do not materially detract from the value of the property of the Borrower or such Subsidiary and do not materially impair the use thereof in the operation of the Borrower’s or such Subsidiary’s business; (iv) Liens arising from the rendition, entry or issuance against the Borrower or any other Obligor of any judgment which do not constitute an Event of Default; (v) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC, on payment items in the course of collections; (vi) Liens granted to the agent and/or lender pursuant to the Silverview Term Loan and the documents governing the Granite Creek Capital Lease Facility, in each case, as in effect on the date hereof and subject to, and in accordance with, the applicable Closing Date Intercreditor Agreement in all respects; (vii) Liens securing Permitted Capital Lease Debt; provided that such Liens are confined to the property so acquired and secure only the Debt incurred to acquire such property; (viii) [reserved]; (ix) statutory Liens of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen or materialmen and other Liens imposed by law incurred in the Ordinary Course of Business and that do not secure Debt for borrowed money, which, if they secure obligations that are (i) due and remain unpaid for more than 60 days and (ii) in excess of $100,000 individually, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to any such Lien; (x) Liens incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, binds, leases, trade contracts, performance and return-of-money bonds and other similar obligations (in each case exclusive of obligations for the payment of Debt); (xi) [reserved]; (xii) Liens arising from precautionary UCC filings in respect of operating leases entered into in the

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Ordinary Course of Business; (xiii) deposits made in the Ordinary Course of Business to secure liability to insurance carriers and Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereon and Liens in the Ordinary Course of Business securing liability for premiums or reimbursement or indemnification obligations of insurance carriers; ~~and~~ (xiv) Liens solely in the form of deposited or pledged cash collateral or deposit account balances in connection with the issuance of letters of credit, granted as security for Alcoholic Beverage License Security Debt; and (xv) such other Liens as may be consented to in writing by the Agent in its sole discretion.
“Permitted Revolving Debt” means an unsecured revolving credit and/or letter of credit facility incurred by the Borrower and/or any other Obligor (other than Holdings and the Liquor License Subsidiaries) that satisfies all of the following conditions, as determined by the Agent in its sole discretion:
(k)the aggregate principal amount of such Debt shall not exceed $5,000,000;
(l)at the time of incurrence and for so long as such Permitted Revolving Debt or Commitments in respect thereof remain outstanding, all unrestricted cash and cash equivalents of the Obligors shall be held in a deposit account(s) that are pledged to and subject to a Control Agreement in favor of the Agent and/or the lenders under the Existing Indebtedness;
(m)no Default or Event of Default has occurred and is continuing or would immediately thereafter result from the incurrence of such Debt;
(n)such Debt shall not be subject to any guarantee by (i) any Person other than an Obligor and (ii) Holdings and the Liquor License Subsidiaries; and
(o) the covenants and events of default contained in the Permitted Revolving Debt Documents shall not, taken as a whole, be more onerous in any material respect than those contained in the corresponding provisions in the Agreement
“Permitted Revolving Debt Documents” means the definitive documents governing the Permitted Revolving Debt.
“Person” means an individual, general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority, department, or other subdivision thereof.
“Plan” means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and that is either (i) maintained by any Obligor for employees, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions

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and to which an Obligor is then making or accruing an obligation to make contributions or has within the preceding five (5) years made or accrued such contributions.
“Pre-Opening Expenses” means all cash expenses incurred in preparation of a Restaurant opening, to the extent not capitalized and amortized in accordance with GAAP, including, without limitation, the cost of feasibility studies, staff training, recruiting, travel costs for employees engaged in such start-up activities, advertising and rent accrued prior to opening, in an amount not to exceed $750,000 per Restaurant.
“Properly Contested” means, in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Debt will not have a Material Adverse Effect; (iv) no Lien is imposed upon any of such Obligor’s assets with respect to such Debt unless such Lien is at all times subordinate in priority to the Liens of the Agent for the benefit of the Lenders (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, the enforcement of such judgment is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.
“Recall” has the meaning set forth in Section 4.19 of the Agreement
“Recipient” means the Agent or any Lender, as applicable.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, general partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, one or more Lenders having or holding Term Loans or unused Commitments representing more than 50% of the sum of the aggregate outstanding Term Loans and unused Commitments at such time; provided that notwithstanding anything to the contrary herein, “Required Lenders” shall at all times include Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, and any of its Affiliates who are Lenders at such time.
“Restaurant” means any restaurant owned or leased by the Borrower or any of its Subsidiaries.

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“Sale-Leaseback Transaction” means any arrangements with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.
“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region which is itself the subject or target of any Sanctions.
“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, the Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant Governmental Authority.
“Sanctions Target” means any Person: (a) that is the subject or target of any Sanctions; (b) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the OFAC list of “Specially Designated Nationals and Blocked Persons;” (c) operating, organized or resident in a Sanctioned Jurisdiction; or (d) owned or controlled by any such Person or Persons described in the foregoing clauses (a)-(c).
“Security Agreement” means the Pledge and Security Agreement between the Obligors and the Agent dated or to be dated on or about the date hereof.
“Security Documents” means each instrument, mortgage or agreement at any time securing or assuring payment of any of the Obligations, including, but not limited to, the Security Agreement, each Guaranty, any Lien Waiver and any Control Agreements.
“Senior Officer” means, with respect to any Person, on any date, any person occupying any of the following positions of such Person on such date: the chair of the board of directors, president, chief executive officer, chief financial officer, chief accounting officer, treasurer, managing member or managing partner.
“Silverview Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Agent, the agent under the Silverview Term Loan, and acknowledged by each Obligor in form and substance satisfactory to the Lenders.
“Silverview Term Loan” means that certain Loan Agreement, dated March 7, 2023, as amended, among the Borrower, as borrower, the financial institutions from time to time party thereto as lenders and Silverview Credit Partners LP, as agent.

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“Solvent” means, as to any Person: (a) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Closing Date; and (e) Holdings and its Subsidiaries are “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances.
“Stated Maturity Date” means December 29, 2028.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent.
“Subsidiary” means, with respect to any Obligor, any direct or indirect subsidiary thereof.
“Supplemental Collateral Agent” means the term set forth in Section 8.6(c) of the Agreement.
“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto.
“Term Borrowing” means a Tranche 1 Term Borrowing and/or a Tranche 2 Term Borrowing, as applicable.
“Term Loans” means, collectively, the Tranche 1 Term Loans and the Tranche 2 Term Loans made to the Borrower pursuant to Section 1.1(a) of the Agreement.
“Termination Date” means the earlier to occur of (i) the Stated Maturity Date and (ii) the date on which all Loans shall become due and payable in full, whether by acceleration or otherwise, in accordance with the terms of the Agreement.

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“Terms Schedule” means the Terms Schedule annexed to the Agreement.
“Total Debt” means, as of any date of determination, for Holdings and its Subsidiaries on a Consolidated basis, (a) the total of (i) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) all purchase money Debt and all Capital Lease Obligations, (iii) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments solely to the extent not reimbursed within five (5 Business Days of when such obligations become due and payable, (iv) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business), and (v) without duplication, all Guarantees with respect to outstanding Debt of the types specified in clauses (i) through (iv) above of Persons other than the Borrower or any of its Subsidiaries.
“Total Net Debt” means, as of any date of determination, for Holdings and its Subsidiaries on a Consolidated basis, (a) Total Debt of Holdings and its Subsidiaries as of such date of determination, less (b) unrestricted cash and Cash Equivalents on the balance sheet of Holdings and its Subsidiaries, to the extent deposited in or credited to deposit accounts and/or securities account, subject to Control Agreements for the benefit of the agent under the Silverview Term Loan and/or the Agent.
“Total Net Leverage Ratio” means, as of any date of determination, the ratio of Total Net Debt of Holdings and its Subsidiaries at such date, to EBITDA of Holdings and its Subsidiaries for the most recently completed Measurement Period.
“Total Outstandings” means, without duplication, the aggregate Outstanding Amount of all Term Loans at such time.
“Tranche 1 Term Borrowing” means a borrowing consisting of Tranche 1 Term Loans made by each of the Tranche 1 Term Lenders pursuant to Section 1.1(a) of the Agreement.
“Tranche 1 Term Lender” means each Lender that has a Tranche 1 Term Loan Commitment or, following termination of the Tranche 1 Term Loan Commitments, has Tranche 1 Term Loans outstanding.
“Tranche 1 Term Loan” means a Term Loan made to the Borrower on the Closing Date pursuant to Section 1.1(a)(i) of the Agreement.
“Tranche 1 Term Loan Commitment” means, as to each Tranche 1 Term Lender, its obligation to make Tranche 1 Term Loans to the Borrower on the Closing Date pursuant to Section 1.1(a)(i) of the Agreement in an aggregate original principal amount equal to the amount set forth opposite such Tranche 1 Term Lender’s name on Schedule 1.1 hereto. On the Closing Date, the aggregate amount of Tranche 1 Term Loan Commitments is $50,000,000.

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“Tranche 2 Term Borrowing” means a borrowing consisting of Tranche 2 Term Loans made by each of the Tranche 2 Term Lenders pursuant to Section 1.1(a)(ii) of the Agreement.
“Tranche 2 Term Lender” means each Lender that makes a Tranche 2 Term Loan.
“Tranche 2 Term Loan” means a Term Loan made to the Borrower pursuant to Section 1.1(a)(ii) of the Agreement.
“Tranche 2 Term Loan Availability Period” means the period commencing on the earlier of (a) the ~~date that is nine months following the Closing~~First Amendment Effective Date and (b) upon the occurrence of a Default and ending on the Tranche 2 Term Loan Commitment Termination Date.
“Tranche 2 Term Loan Commitment Termination Date” means the earlier to occur of (i) ~~twelve~~twenty-four months following the Closing Date and (ii) the date on which the Obligations shall become due and payable in full, whether by acceleration or otherwise, in accordance with the terms of the Agreement.
“Treasury Rate”: as of any date of determination, the rate (expressed as a percentage per annum and rounded up to the next nearest 1/1000 of 1%) that appears on the Federal Reserve Statistical Release H. 15 (519) under the heading “U.S. Government Securities – Treasury Constant Maturities” (or the successor thereto) as of 11:00 a.m., New York City time, on such date, for the constant maturity most nearly equal to the period from the Settlement Date to the second anniversary of the Closing Date (or, if greater, a constant maturity of one year).
“TTB” means the United States Alcohol and Tobacco Tax and Trade Bureau or its successor agency in the United States.
“UCC” means the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 1.9(g).
“USDA” means the United States Department of Agriculture or its successor agency in the United States.
“Warrant” means, collectively, (i) the Warrant to Purchase Common Stock, dated as of the Closing Date, executed by the Borrower in favor of Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, (ii) the Warrant to Purchase Common Stock,

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dated as of the 181st day after the Closing Date, executed by the Borrower in favor of Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, and (iii) ~~the~~each Warrant to Purchase Common Stock, dated as of the closing date for the applicable portion of the Tranche 2 Term Loan, executed by the Borrower in favor of Oaktree Capital Management, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies, in each case as amended, modified, supplemented, extended or restated from time to time.
“Withholding Agent” means the Borrower and the Agent.
All other capitalized terms contained in the Agreement and not otherwise defined therein shall have, when the context so indicates, the meanings provided for by the UCC. Without limiting the generality of the foregoing, the following terms shall have the meaning ascribed to them in the UCC: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, Goods, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangible, Security, Securities Account, and Software.
[Signatures commence on following page.]

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The undersigned have executed this Definitions Schedule on the ______ day of December, 2023.
BORROWER:
PINSTRIPES, INC.
By:
Name:
Title:
HOLDINGS:
~~BANYAN ACQUISITION CORPORATION~~
PINSTRIPES HOLDINGS, INC.
By:
Name:
Title:
AGENT:
OAKTREE FUND ADMINISTRATION, LLC
By:
Name:
Title:
LENDERS:
OAKTREE CAPITAL MANAGEMENT, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies

By: ____________________________
Name: Evan Kramer
Title: Senior Vice President

By: ____________________________
Name: ~~Patrick McCaney~~Jacob Wagner

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Title: Managing Director ~~and Portfolio Manager~~

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Schedule 1.1
Commitments
Tranche 1 Term Loan

Lender	Tranche 1 Term Loan Commitments
OAKTREE CAPITAL MANAGEMENT, L.P. as investment manager on behalf of certain funds and accounts within the Value Equities, Global Opportunities and Special Situations strategies	$50,000,000
Total:	$50,000,000

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Exhibit B

Form of Warrant

[See attached]

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Exhibit C

Amendment to Class A Common Stock Purchase Warrants

[See attached]

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Schedule 1

[See attached]

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